                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                  TRANSCRYPT INTERNATIONAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                         TRANSCRYPT INTERNATIONAL, INC.
                               ------------------

                                 NOTICE OF 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                            ------------------------

DATE:          Thursday, May 18, 2000
TIME:          10:00 a.m.
PLACE:         Cornhusker Hotel
               333 South 13th Street
               Lincoln, Nebraska 68508

                                     [LOGO]

                                                                  April 15, 2000

Dear Stockholder:

    It is my pleasure to invite you to Transcrypt International, Inc.'s 2000 Annual Meeting of Shareholders.

    We will hold the meeting on Thursday, May 18, 2000, at 10:00 a.m. at the Cornhusker Hotel, 333 South 13th Street in Lincoln, Nebraska. In addition to the formal items of business, we will review 1999, give an update of Transcrypt and answer your questions.

    This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Transcrypt.

    Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you received more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

    Please indicate on the proxy card whether or not you expect to attend the meeting so that we can provide adequate seating.

    It is my honor to thank Thomas E. Henning and Thomas R. Larsen for their distinguished service to Transcrypt International. Tom Henning resigned from the Board of Directors on October 19, 1999 and Tom Larsen has decided not to stand for reelection. Both have been with the Company for 7 years of service and we truly appreciate their commitment to the Company. I wish Tom Henning and Tom Larsen the very best in their future endeavors and thank them for their contributions at Transcrypt.

    We look forward to seeing you at the meeting.

                                        Sincerely,

                                        [SIGNATURE]

                                        Michael E. Jalbert
                                        Chairman of the Board

               4800 NW 1(st) Street, Lincoln, Nebraska 68521-9918

                         TRANSCRYPT INTERNATIONAL, INC.
                             ---------------------
                                 NOTICE OF 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT
                            ------------------------

DATE:        Thursday, May 18, 2000
TIME:        10:00 a.m.
PLACE:       Cornhusker Hotel
             333 South 13th Street
             Lincoln, Nebraska 68508

Dear Stockholders:

    At our Annual Meeting, we will ask you to:

    - Elect two directors to each serve for a term of three years;

    - Approve the amendment to our 1996 Stock Incentive Plan;

    - Ratify the selection of KPMG LLP as independent public accountants for 2000; and

    - Transact any other business that may properly be presented at the Annual Meeting.

    Our Bylaws provide for the nomination of directors at the Meeting in the following manner:

    "Article 1, Section 7. STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS. Nominations for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a Nominating Committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting. Any nominations, other than those made by or on behalf of the Board of Directors, and any proposal by any stockholder to transact any corporate business at an annual or special stockholders meeting, shall be made by notice in writing and mailed by certified mail to the Secretary of the Corporation and (i) in the case of an annual meeting, received no later than 35 days prior to the date of the annual meeting; provided, however, that if less than 35 days' notice of a meeting of stockholders is given to the stockholders, such notice of proposed business or nomination by such stockholder shall have been made or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of a meeting was mailed, and (ii) in the case of a special meeting of stockholders, received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. A notice of nominations by stockholders shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice,
(ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and the nominating stockholder and (iv) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section."

    If you were a stockholder of record at the close of business on March 23, 2000, you may vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          [SIGNATURE]

                                          R. Andrew Massey
                                          Corporate Secretary

April 15, 2000
Lincoln, Nebraska

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.............      1
    Why Did You Send Me This Proxy Statement?...............      1
    Who Is Entitled to Vote?................................      1
    What Constitutes a Quorum?..............................      1
    How Many Votes Do I Have?...............................      1
    How Do I Vote By Proxy?.................................      1
    May I Change My Vote After I Return My Proxy?...........      2
    How Do I Vote in Person?................................      2
    What Vote Is Required to Approve Each Proposal?.........      2
        Proposal 1: Elect Two Directors.....................      2
        Proposal 2: Approve the Amendment to 1996 Stock
        Incentive Plan......................................      2
        Proposal 3: Ratify Selection of KPMG LLP as
        Independent Public Accountants......................      2
        The Effect of Broker Non-Votes......................      2
    What Are the Costs of Soliciting these Proxies?.........      2
    How Do I Obtain an Annual Report on Form 10-K?..........      3

INFORMATION ABOUT TRANSCRYPT COMMON STOCK OWNERSHIP.........      3
    Which Stockholders Own at Least 5% of Transcrypt?.......      3
    How Much Stock is Owned by Directors and Executive
     Officers?..............................................      4
    Compensation Committee Interlocks and Insider
     Participation..........................................      5
    Did Directors, Executive Officers and Greater-Than-10%
     Stockholders Comply With Section 16(a) Beneficial
     Ownership Reporting in 1999?...........................      5

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS..........      6
    The Board of Directors..................................      6
    The Committees of the Board.............................      6
    Directors...............................................      7
    How Do We Compensate Directors?.........................      8
    Certain Relationships and Related Transactions..........      8
    Executive Officers......................................      9
    How We Compensate Executive Officers....................     10
        Summary Compensation Table..........................     10
        Option Grants in Last Fiscal Year...................     12
        Fiscal Year-End Option Value Table..................     13
Employment Agreements, Termination of Employment and Change
  of Control Arrangements...................................     13
Compensation Committee Report On Executive Compensation and
  Repricing of Stock Options................................     15
    The Report..............................................     15
Performance Graph...........................................     17
Discussion of Proposals Recommended by the Board............     18
    Proposal 1: Elect Two Directors.........................     18
    Proposal 2: Approve the Amendment to 1996 Stock
     Incentive Plan.........................................     18
    Proposal 3: Ratify Selection of KPMG LLP as Independent
     Public Accountants.....................................     24
Information About Stockholder Proposals.....................     26

               PROXY STATEMENT FOR TRANSCRYPT INTERNATIONAL, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

    We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

WHO IS ENTITLED TO VOTE?

    We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 15, 2000 to all stockholders entitled to vote. The record date for those entitled to vote is March 23, 2000. At the close of business on March 23, 2000, there were 12,954,124 shares of Transcrypt common stock outstanding, of which 12,736,582 were voting common stock and 217,542 were non-voting common stock. Transcrypt common stock is our only class of voting stock. We are also sending along with this Proxy Statement, the Transcrypt Annual Report for the year ended 1999, which includes our financial statements.

WHAT CONSTITUTES A QUORUM?

    The holders of a majority of the issued and outstanding shares of Transcrypt common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

HOW MANY VOTES DO I HAVE?

    Each share of Transcrypt common stock that you own entitles you to one vote. The proxy card indicates the number of shares of Transcrypt common stock that you own.

HOW DO I VOTE BY PROXY?

    Whether you plan to attend the Annual Meeting or not, we urge you to complete, date and sign the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

    If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

    - "FOR" the election of the two nominees for director (see page 18),

    - "FOR" the approval of the amendment to the 1996 Stock Incentive Plan (see pages 18);

    - "FOR" the ratification of the selection of KPMG LLP as independent public accountants for 2000 (see page 24).

    If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion. At the time this Proxy Statement went to press, we knew of no matters, which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

    Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

    - You may send Transcrypt's Secretary another proxy with a later date.

    - You may notify Transcrypt's Secretary in writing before the Annual Meeting that you have revoked your proxy.

    - You may attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

    If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:
Elect Two Directors                     The two nominees for director who receive the most
                                        votes will be elected.

PROPOSAL 2:
Approve Amendment to 1996 Stock         The affirmative vote of a majority of shares of common
Incentive Plan                          stock present in person or represented by proxy at the
                                        Annual Meeting and entitled to vote on this proposal is
                                        required to approve the amendment to the 1996 Stock
                                        Incentive Plan. So, if you "ABSTAIN" from voting, it
                                        has the same effect as if you voted "AGAINST" this
                                        proposal.

PROPOSAL 3:
Ratify Selection of Independent Public  The affirmative vote of a majority of shares of common
Accountants                             stock present in person or represented by proxy at the
                                        Annual Meeting is required to ratify the selection of
                                        independent public accountants. So, if you "ABSTAIN"
                                        from voting, it has the same effect as if you voted
                                        "AGAINST" this proposal.

THE EFFECT OF BROKER NON-VOTES          If your broker holds your shares in its name, the
                                        broker will be entitled to vote your shares on
                                        Proposals 1, 2 and 3 even if it does not receive
                                        instructions from you.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

    We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. In addition, we have engaged Corporate Investor Communications, Inc. to assist in the distribution and solicitation of proxies, for which we have agreed to pay a fee of $5,000 plus reasonable out-of-pocket expenses incurred.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

    IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                         TRANSCRYPT INTERNATIONAL, INC.
                              4800 NW FIRST STREET
                            LINCOLN, NEBRASKA 68521
                         ATTENTION: INVESTOR RELATIONS

              INFORMATION ABOUT TRANSCRYPT COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF TRANSCRYPT?

    The following table shows, as of March 23, 2000, all persons we know to be "beneficial owners" of more than five percent of Transcrypt's outstanding common stock.

                                                              NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)   PERCENT OF CLASS(2)
------------------------------------                        ---------------------   -------------------
John T. Connor (3)........................................        1,399,528                10.6%
4800 NW First Street
Lincoln, Nebraska 68521

Janice K. Connor (4)......................................        1,105,271                 8.5
4800 NW First Street
Lincoln, Nebraska 68521

University of Nebraska Foundation (5).....................          661,622                 5.1
1111 Lincoln Mall, Suite 200
Lincoln Nebraska 68508

------------------------

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Transcrypt common stock not only if you hold it directly, but also if you directly or indirectly (THROUGH A RELATIONSHIP, A POSITION AS A DIRECTOR OR TRUSTEE, OR A CONTRACT OR UNDERSTANDING), have or share the power to vote the stock, to invest it, to sell it or you currently have the right to acquire it or the right to acquire it within 60 days of March 23, 2000.

(2) Shares of Transcrypt common stock issuable upon exercise of stock options currently exercisable, or exercisable within 60 days of March 23, 2000, are considered outstanding for purposes of computing the percentage of the person or entity holding those options but are not considered outstanding for computing the percentage of any other person or entity. We consider the 217,542 shares of our non-voting common stock held by First Commerce Bancshares, Inc. outstanding for computing the percentage each person or entity owns.

(3) Includes 294,257 shares, which are issuable upon the exercise of stock options that are currently exercisable. Mr. Connor disclaims beneficial ownership of 376,258 shares held by Janice Connor and 211,980 shares held by or in trust for other members of the Connor family. The information about John Connor is based on a Schedule 13G report filed with the SEC on February 11, 2000. If you wish, you may obtain this report from the SEC.

(4) Mrs. Connor shares voting and investment power of these with her husband, John T. Connor. Mrs. Connor disclaims beneficial ownership of 517,033 shares held by Mr. Connor and 211,980 shares held by or in trust for other members of the Connor family. The information about Janice Connor is based on a Schedule 13G report filed with the SEC on February 11, 2000. If you wish, you may obtain this report from the SEC.

(5) The information about the University of Nebraska Foundation is based on a
    Schedule 13G report filed with the SEC on March 9, 1998. If you wish, you may obtain this report from the SEC.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

    The following table shows, as of March 23, 2000, the Transcrypt common stock beneficially owned by our current directors, our current chief executive officer, the individual who was serving as our chief executive officer at the beginning of 1999, and our four other most highly compensated executive officers, who earned salary and bonus compensation in excess of $100,000 during 1999, and those shares of common stock owned by all executive officers and directors as a group.

                                              NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED(1)   PERCENT OF CLASS(2)
------------------------                    ---------------------   -------------------
Michael E. Jalbert (3)....................          310,000                 2.4%
George R. Spiczak (4).....................           89,375                   *
Craig Szczutkowski (4)....................           85,000                   *
Massoud Safavi (4)........................           66,666                   *
Edgar L. Osborn (4).......................           66,000                   *
Craig J. Huffaker (4).....................           65,000                   *
Thomas R. Thomsen (5).....................           14,553                   *
Winston J. Wade (4)(6)....................           13,553                   *
Thomas C. Smith (7).......................            8,800                   *
Thomas R. Larsen (4)......................            7,000                   *
Edward H. Bersoff (4).....................            1,000                   *
John T. Connor (8)........................        1,399,528                10.6%

All executive officers and directors as a
  group (14 persons)(9)...................          771,447                 6.0%

------------------------

*   Less than 1%

(1) See footnote 1 in the table included above at page 3 under "Which Stockholders Own at Least 5% of Transcrypt?"

(2) Shares of Transcrypt common stock issuable upon exercise of stock options currently exercisable, or exercisable within 60 days of March 23, 2000, are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person. We consider the 217,542 shares of our non-voting common stock held by First Commerce Bancshares, Inc. outstanding for computing the percentage each person owns. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power, if any, with respect to all shares of common stock each beneficially owns.

(3) Consists of 300,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 23, 2000.

(4) Consist solely of shares issuable upon the exercise of stock options that are exercisable within 60 days of March 23, 2000.

(5) Includes 13,553 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 23, 2000.

(6) Does not include shares held by the University of Nebraska Foundation, for which Mr. Wade serves as the Chairman.

(7) Includes 7,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 23, 2000.

(8) Includes 294,257 shares, which are issuable upon the exercise of stock options that are currently exercisable. Mr. Connor disclaims beneficial ownership of 376,258 shares held by Mrs. Connor and 211,980 shares held by or in trust for other members of the Connor family. The information about John Connor is based on a Schedule 13G report filed with the SEC on February 11, 2000. If you wish, you may obtain this report from the SEC.

(9) Includes 766,647 shares which members of the group can acquire within 60 days after March 23, 2000 by the exercise of stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of our Compensation Committee is or has been an officer or employee of Transcrypt.

    DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 1999?

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers, and greater-than-10% stockholders to file reports with the SEC reflecting changes in their beneficial ownership of Transcrypt common stock and to provide us with copies of the reports. Based on our review of these reports and certifications furnished by each of the reporting persons, we believe that all of these reporting persons complied with their filing requirements for 1999, except for one failure to file a timely Form 4 for a grant of options to Craig J. Huffaker, one failure to file a timely Form 4 for a grant of options to Michael E. Jalbert, one failure to file a timely Form 4 for a grant of options to Edgar L. Osborn, one failure to file a timely Form 4 for a grant of options to George R. Spiczak and one failure to file a timely Form 4 for a grant of options to Craig F. Szczutkowski.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

    The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them and participating in Board and committee meetings.

    The Board met twelve (12) times during 1999. Each incumbent director attended at least 75% of the total number of Board and committee meetings, of which he was a member, held in 1999.

THE COMMITTEES OF THE BOARD

    The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

The Executive Committee......................  The Executive Committee may exercise the powers of the
                                               Board of Directors, other than approving or proposing
                                               to stockholders action required to be approved by the
                                               stockholders, filling vacancies on the Board of
                                               Directors or any of its committees, amending the
                                               Certificate of Incorporation without stockholder
                                               approval, adopting, amending or repealing bylaws, or
                                               approving a plan merger not requiring stockholder
                                               approval and is responsible for reviewing management's
                                               performance. Mr. Jalbert serves as Chair and Messrs.
                                               Smith and Thomsen serve as members of the Executive
                                               Committee. The Executive Committee met three (3) times
                                               during 1999.

The Audit Committee..........................  The Audit Committee oversees actions taken by our independent public accountants and reviews our
                                               internal accounting controls. Mr. Larsen serves as
                                               Chair and Messrs. Bersoff and Smith currently serve as
                                               members of the Audit Committee. The Audit Committee
                                               met two (2) times during 1999.

The Compensation Committee...................  The Compensation Committee is responsible for determining our compensation policies and
                                               administering our compensation plans and 1996 Stock
                                               Incentive Plan. The Compensation Committee also
                                               reviews the compensation levels of our employees and
                                               makes recommendations to the Board regarding changes
                                               in compensation. The Compensation Committee's Report
                                               on Executive Compensation for 1999 is printed below at
                                               pages 15. Messrs. Thomsen serves as Chair and Messrs.
                                               Bersoff and Wade currently serve as members of the
                                               Compensation Committee. The Compensation Committee met
                                               three (3) times during 1999.

The Nominating Committee.....................  The Nominating Committee recommends candidates for election to our Board of Directors. Mr. Wade serves as
                                               Chair and Messrs. Jalbert and Thomsen currently serve
                                               as members of the Nominating Committee. The Nominating
                                               Committee

                                               met one (1) time during 1999. Nominations must be made
                                               in accordance with Article 1, Section 7 of the Bylaws
                                               which is set forth on the Notice of 2000 Annual
                                               Meeting of Shareholders.

DIRECTORS

    The following are the biographies of our current directors, except for Class I Directors, Edward H. Bersoff and Winston J. Wade, whose biographies are included below at page 18 under "Proposal 1: Elect Two Directors."

    CLASS II DIRECTORS. The following are our current Class II directors. Each Class II director was elected at Transcrypt's 1998 annual meeting of stockholders for terms expiring in 2001:

NAME AND AGE                                        PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------                                   ------------------------------------------------------
Thomas R. Thomsen (64).......................  Mr. Thomsen has served as a director of Transcrypt since July 1995. Between August 1995 and November
                                               1999, he served as Chairman of the Board of Directors
                                               and Chief Executive Officer of Lithium Technology
                                               Corporation ("LTC"), a public company that
                                               manufactures rechargeable batteries. Mr. Thomsen had
                                               served as a director of LTC since February 1995. In
                                               January 1990, Mr. Thomsen retired as President of AT&T
                                               Technologies, after holding numerous senior management
                                               positions including director of Sandia Labs, Lucent
                                               Technologies, AT&T Credit Corp. and Oliveti Inc. Mr.
                                               Thomsen also serves as a director of the University of
                                               Nebraska Technology Park. Mr. Thomsen is currently
                                               retired.

Thomas C. Smith (54).........................  Mr. Smith has served as a director of Transcrypt since
                                               October 1995. Since December 1985, he has been
                                               Chairman of the Board of Directors and President of
                                               Consolidated Investment Corporation, the parent
                                               company of Smith Hayes Financial Services Corporation,
                                               a financial services firm, and Conley Smith Inc., a
                                               registered investment advisor. Mr. Smith is also the
                                               President of Smith Hayes Financial Services
                                               Corporation. He is a director of the Nebraska Research
                                               and Development Authority and First Mid-America
                                               Finance Corporation. Mr. Smith is also a director of
                                               Smith Hayes Trust, Inc., a mutual fund management
                                               company.

    CLASS III DIRECTORS. The following are our current Class III directors. Each Class III director was elected at Transcrypt's 1999 annual meeting of stockholders for terms expiring in 2002.

NAME AND AGE                                        PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------                                   ------------------------------------------------------
Michael E. Jalbert (55)......................  Mr. Jalbert was appointed to serve as a director upon his hiring as President and Chief Executive Officer on
                                               March 1, 1999. Mr. Jalbert was elected Chairman of the
                                               Board of Directors on March 25, 1999. Prior to joining
                                               Transcrypt, Mr. Jalbert served as President and Chief
                                               Executive Officer of Microdyne Corp., a Nasdaq listed
                                               company, from March 1997 to February 1999. From 1995
                                               to 1997, Mr. Jalbert served as President and Chief
                                               Executive Officer of IDB Communications. From 1992 to
                                               1995, Mr. Jalbert was President of the CSD division of
                                               Diversey Corporation. Mr. Jalbert joined the Diversey
                                               Corporation from West Chemical Corporation, where he
                                               was President and Chief Operating Officer from 1987 to
                                               1992.

Massoud Safavi (47)..........................  Mr. Safavi was appointed to serve as a director upon his hiring as Senior Vice President and Chief
                                               Financial Officer in October 1999. Prior to joining
                                               Transcrypt, Mr. Safavi served as Vice President and
                                               Chief Financial Officer of Xerox Engineering Systems
                                               Inc. beginning in May 1999. In addition, Mr. Safavi
                                               served as the Chief Financial Officer for Microdyne
                                               Corp. from June 1997 to March 1999. Prior to joining
                                               Microdyne Corp., Mr. Safavi spent nine years with UNC,
                                               Inc. where he served as Assistant Treasurer, division
                                               Chief Financial Officer, as well as the Director of
                                               Audit. Mr. Safavi is a C.P.A. and C.M.A.

HOW DO WE COMPENSATE DIRECTORS?

    MEETING FEES.  In 1999, we paid our non-employee directors a fee of:

    - $1,000 for attendance at each Board meeting;

    - $500 for attendance at each telephonic Board meeting; and

    - $500 for attendance at each committee meeting.

    The aggregate amount in fees we paid to our non-employee directors in 1999 was $67,500. In addition, our directors are eligible to participate in the 1996 Stock Incentive Plan. We granted options to one non-employee director to purchase an aggregate of 5,000 shares in 1999 at an exercise price of $2.125 per share.

    EXPENSES AND BENEFITS. We reimburse all directors for out-of-pocket and travel expenses incurred in attending Board meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company extended a loan to the Company's Chief Executive Officer, Michael E. Jalbert, on January 7, 2000. The loan issued is in the principal amount of $175,000 and is interest free. All tax obligations associated with the loan shall be the sole responsibility of Mr. Jalbert. The loan shall remain interest free during the period of Mr. Jalbert's employment with the Company, and matures on the earlier of the date Mr. Jalbert leaves our employment or February 28, 2003. The loan can be repaid by the Company retaining 50% of any after tax bonus amount awarded, after the year 2000, to Mr. Jalbert.

    Mr. John Connor, the Company's former Chairman and interim Chief Executive Officer, entered into a consultant agreement with us which commenced on March 26, 1999, for a period of one year for a fee of $100,000. Details of this agreement can be found on page 14.

EXECUTIVE OFFICERS

    The following are the biographies of our current executive officers, except for Mr. Jalbert, our President and CEO, and Mr. Massoud Safavi, our Senior Vice President and Chief Financial Officer, whose biographies are included above under "Directors."

NAME AND AGE                                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------                                   -----------------------------------------------------
Scott W. Avery (39)..........................  Mr. Avery joined Transcrypt as Corporate Controller in December 1999. In January 2000, the Board of
                                               Directors appointed Mr. Avery to the position of
                                               Corporate Treasurer. Prior to joining Transcrypt, Mr.
                                               Avery was Corporate Controller for Microdyne Corp.;
                                               formerly a Nasdaq listed Company. Mr. Avery is a
                                               C.P.A.

Craig J. Huffaker (54).......................  Mr. Huffaker, joined Transcrypt as Senior Vice
                                               President and Chief Financial Officer in January
                                               1998. In October 1999, Mr. Huffaker relinquished his
                                               position of Chief Financial Officer and was named
                                               Senior Vice President for strategic planning, mergers
                                               and acquisitions. From July 1996 to January 1998, he
                                               served as Vice President and Chief Financial Officer
                                               of Tie Communications, Inc., and, from August 1994 to
                                               April 1996, he served as Senior Vice President and
                                               Chief Financial Officer of TSW International, Inc.
                                               Mr. Huffaker served as Senior Vice President and
                                               Chief Financial Officer of Applied Immune Sciences,
                                               Inc. from November 1991 to August 1994.

R. Andrew Massey (30)........................  Mr. Massey, an attorney, joined Transcrypt in
                                               December 1997 and has served as Corporate Secretary
                                               since June 1998. From November 1995 to July 1997, he
                                               served as a legal assistant to the Nebraska Public
                                               Service Commission.

Edgar L. Osborn (47).........................  Mr. Osborn currently serves as Vice President of
                                               Sales. He joined Transcrypt in March of 1998. In June
                                               1998, he was appointed acting President of
                                               Transcrypt, which he held until February 28, 1999.
                                               Mr. Osborn served as Director of Marketing and Sales
                                               and later as Vice President of Westinghouse Industry
                                               Products International Company, Inc. for Westinghouse
                                               Electric Corporation from 1995 to March 1998. From
                                               1992 to 1995, he held numerous positions with Harris
                                               Corporation, a manufacturer and developer of wireless
                                               communications. From 1990 to 1992, he served as
                                               Market Manager for Ericsson General Electric.

NAME AND AGE                                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------                                   -----------------------------------------------------
James J. Ridgell (53)........................  Mr. Ridgell currently serves as Senior Vice President and General Manager of the State/Local and Commercial
                                               International Business Unit of our subsidiary E.F.
                                               Johnson. Mr. Ridgell joined the company in February
                                               of 2000. Before joining E.F. Johnson, Mr. Ridgell
                                               served as the Chief Operations Officer for the
                                               Microdyne Corp. with overall business responsibility
                                               for the Advanced Technology Group. From 1995 to 1997,
                                               Mr. Ridgell served as the Vice President of
                                               Operations for the IDB Mobile Satellite
                                               Communications Company, which is a provider of
                                               Satellite communication voice and data services. From
                                               1990 to 1994, Mr. Ridgell served as the General
                                               Manager of the Link Simulation Company a manufacturer
                                               of high precision aircraft and combat system
                                               simulators.

George R. Spiczak (53).......................  Mr. Spiczak joined Transcrypt in March of 1999 as
                                               Senior Vice President and General Manager of the
                                               Transcrypt Secure Technologies business. Mr. Spiczak
                                               was Vice President--Corporate Resources for Microdyne
                                               Corp. from June 1997 until March 1999. Before joining
                                               Microdyne Corp., Mr. Spiczak was Director of Human
                                               Resources, Mid-Atlantic Region, for the Turner
                                               Construction Company. For 28 years, Mr. Spiczak
                                               served in the U.S. Army, where he retired with the
                                               rank of Colonel.

Craig F. Szczutkowski (45)...................  Mr. Szczutkowski joined Transcrypt in September of
                                               1998 as Senior Vice President of Product and Market
                                               Development. In February 2000, Mr. Szczutkowski
                                               became E.F. Johnson's Senior Vice President and
                                               General Manager of Value Added Services and OEM
                                               Business Units. Prior to joining Transcrypt, Mr.
                                               Szczutkowski served as Vice President of
                                               International Business Development for Ericsson, Inc.
                                               Private Radio Systems from 1995 to 1998. From 1983 to
                                               1995, Mr. Szczutkowski served in various sales and
                                               marketing management positions with Ericsson-GE
                                               Mobile Communications, Inc. Mr. Szczutkowski has been
                                               awarded seven U.S. patents for radio and digital
                                               voice security products.

HOW WE COMPENSATE EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

    The following table shows the compensation paid during the last three years (or for such shorter period that we employed the individual) for the two individuals who served as our chief executive officer during 1999 and the four most highly compensated officers who earned salary and bonus compensation in excess of $100,000 during 1999 (the "Named Executive Officers").

                                          ANNUAL COMPENSATION                      LONG-TERM
                             ---------------------------------------------        COMPENSATION       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY     BONUS          OTHER         AWARDS OPTIONS   COMPENSATION(1)
---------------------------  --------   --------   --------       --------       --------------   ---------------
Michael E. Jalbert.........    1999     $243,939   $275,000(3)    $215,595(4)        600,000(5)       $16,651
President, Chairman and        1998          N/A         --             --                --               --
Chief Executive Officer(2)     1997          N/A         --             --                --               --

Craig J. Huffaker..........    1999     $175,000   $     --       $  5,042(7)         50,000          $ 2,871
Senior Vice President          1998      164,904         --        124,162(7)         50,000               --
Mergers and Acquisitions(6)    1997          N/A         --             --                --               --

Edgar L. Osborn............    1999     $179,327   $ 10,000(8)      83,872(7)         50,000          $ 2,767
Vice President of Sales(6)     1998      143,750         --         45,417(7)         50,000               --
                               1997          N/A         --             --                --               --

George R. Spiczak..........    1999     $129,231   $ 57,000(10)   $118,833(11)       150,000               --
Senior Vice President and      1998          N/A         --             --                --               --
General Manager of             1997          N/A         --             --                --               --
Transcrypt Secure
Technologies(9)

Craig F. Szczutkowski......    1999     $174,520   $ 22,850(13)   $  3,735(7)         50,000          $   433
Senior Vice President(12)      1998       51,654         --         14,795(7)         50,000               --
                               1997          N/A         --             --                --               --

John T. Connor.............    1999     $ 50,000   $     --       $ 43,364(15)            --          $ 1,385
Former Chairman and Interim    1998      200,000         --             --                --               --
Chief Executive Officer(14)    1997      196,539     40,000        210,000(16)            --            2,375

------------------------

(1) All amounts shown represent the 401K plan matching contributions, except for Mr. Jalbert's 1999 listed amount which represents a life insurance policy expense of $16,651.

(2) Mr. Jalbert joined the Company in March 1999.

(3) Includes a $150,000 signing bonus and a 1999 service bonus of $125,000.

(4) Represents amounts paid for moving allowance of $209,874 and a car allowance of $5,721.

(5) Of the 600,000 options granted to Mr. Jalbert in 1999, 200,000 options were granted pursuant to an agreement outside the 1996 Stock Incentive Plan.

(6) Mr. Huffaker and Mr. Osborn joined the Company in January 1998 and in March 1998, respectively.

(7) Represents amounts paid for moving allowances.

(8) Represents a 1999 service bonus of $10,000.

(9) Mr. Spiczak joined the Company in April 1999.

(10) Represents amounts paid for a signing bonus of $25,000 and a 1999 service bonus of $32,000.

(11) Represents amounts paid for moving allowance of $111,019 and a car allowance of $7,814.

(12) Mr. Szczutkowski joined the Company in September 1998.

(13) Represents a 1999 service bonus of $22,850.

(14) Mr. Connor served as Chief Executive Officer through July 1997 and was Interim Chief Executive Officer from June 1998 through February 1999. Mr. Connor served as Chairman of the Board until March 25, 1999.

(15) Represents an unused vacation payment of $43,364.

(16) Represents remaining $210,000 paid to Mr. Connor for deferred fees payable under his employment contract.

    The following table sets forth information concerning stock options granted to the Named Executive Officers during 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                       -------------------------------------------------------------------
                                    PERCENT OF                                                POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF      TOTAL                 MARKET PRICE                      ASSUMED ANNUAL RATES OF STOCK
                       SECURITIES    OPTIONS                 OF COMMON                             PRICE APPRECIATION
                       UNDERLYING   GRANTED TO                STOCK ON                             FOR OPTION TERM (1)
                        OPTIONS     EMPLOYEES    EXERCISE     DATE OF                        -------------------------------
NAME                    GRANTED      IN 1999      PRICE        GRANT       EXPIRATION DATE      0%         5%         10%
----                   ----------   ----------   --------   ------------   ---------------   --------   --------   ---------
Craig J. Huffaker....   50,000(2)       4.4%      $1.438           --          6/29/09             --   $45,218    $ 114,590

Michael E. Jalbert...  400,000(3)      35.1%       2.984           --           3/1/09             --   750,649    1,902,291
                       200,000(4)      17.5%       1.438        2.250         10/19/09       $162,400   445,403      879,584

Edgar L. Osborn......   50,000(2)       4.4%       1.438           --          6/29/09             --    45,218      114,590

George R. Spiczak....  100,000(5)       8.7%       2.250           --           4/1/09             --   141,501      358,592
                        50,000(2)       4.4%       1.438           --          6/29/09             --    45,218      114,590

Craig F.                50,000(2)       4.4%       1.438           --          6/29/09             --    45,218      114,590
  Szczutkowski.......

------------------------

(1) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the common stock, compounded annually over a ten-year period and assuming that the closing price was the market value of the common stock on the date of grant. The actual value (if any) that an executive officer receives from a stock option will depend upon the amount by which the market price of our common stock exceeds the exercise price of the option on the date of exercise. We cannot assure that the common stock will appreciate at any particular rate or at all in future years.

(2) Options vested on the date of grant, June 29, 1999. Options were granted pursuant to the terms of the 1996 Stock Incentive Plan.

(3) These options are exercisable when vested and vest as follows: 25% of such options vested on the date the option was granted (March 1, 1999) and 25% of such options shall vest on each of the first, second and third anniversary dates of the date the option was granted. Options were granted pursuant to the 1996 Stock Incentive Plan.

(4) These options are exercisable when vested and vest as follows: 25% of such options vested on the date the option was granted (October 19, 1999) and 25% of such options shall vest on the first, second and third anniversaries of the date the option was granted. These options were granted pursuant to an agreement outside the 1996 Stock Incentive Plan. On the date these options were granted the exercise price was below the market value of the common stock.

(5) These options are exercisable when vested and vest as follows: 50% of such options shall vest on the date the option was granted (October 19, 1999) and 10% of such options shall vest on each of the first, second, third, fourth and fifth anniversary dates of the date the option was granted. Options were granted pursuant to the 1996 Stock Incentive Plan.

    The following table sets forth the number and value of stock options held by the Named Executive Officers at December 31, 1999.

                       FISCAL YEAR-END OPTION VALUE TABLE

                                                                                             VALUE OF UNEXERCISED IN-
                                                                 NUMBER OF UNEXERCISED         THE-MONEY OPTIONS AT
                                       SHARES                     OPTIONS AT YEAR-END              YEAR-END (1)
                                      ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                 ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 -----------   --------   -----------   -------------   -----------   -------------
Michael E. Jalbert.................          --         --      200,000        400,000       $157,800       $161,000
Craig J. Huffaker..................          --         --       60,000         40,000       $ 78,100       $     --
Edgar L. Osborn....................          --         --       60,000         40,000       $ 79,348       $  4,992
George R. Spiczak..................          --         --       75,000         75,000       $ 76,550       $ 76,550
Craig Szczutkowski.................          --         --       60,000         40,000       $ 80,910       $ 11,240

------------------------

(1) Solely for purposes of this table, the fair market value per share of common stock is assumed to be $3.00, the closing price of the common stock as reported on the NASD OTC Bulletin Market on December 31, 1999.

     EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
                                  ARRANGEMENTS

    On March 1, 1999, we entered into an employment agreement with Michael E. Jalbert, our Chairman, President and CEO for a term beginning on March 1, 1999 and ending March 1, 2001. The employment agreement will automatically renew for a two-year period at the expiration of its original term, unless Transcrypt or Mr. Jalbert gives the other notice that they do not intend to renew the agreement by November 1 preceding the March 1 termination date. The agreement sets forth a base salary of $295,000 per year and provides for an annual bonus in an amount targeted at 50% of base salary, if Transcrypt meets or exceeds certain performance objectives set by the Board of Directors. Additionally, Mr. Jalbert was paid a signing bonus of $150,000 and will receive an additional bonus of $100,000 on the first anniversary of his employment date. The agreement provides for certain benefits to Mr. Jalbert, including paid vacations, car allowance, participation in our qualified profit sharing plans, and employee group and disability insurance. The agreement provides for the grant to Mr. Jalbert of 400,000 stock options of which 25% vest immediately and 25% vest on each subsequent anniversary of his employment over the next 3 years. In the event of termination of the employment agreement after a change in control, as defined in the agreement, (1) all of Mr. Jalbert's unvested options shall vest immediately, (2) Transcrypt shall pay Mr. Jalbert a lump sum severance payment equal to three years of base salary and will consider providing a transaction bonus, and (3) Mr. Jalbert will continue to receive all benefits for one year after termination. A change in control is defined in the agreement as a change in the ownership of Transcrypt or a sale, assignment or transfer of all or substantially all of its assets which results in a forced change in the majority of the Board of Directors. The agreement provided for Mr. Jalbert to enter concurrently into a separate confidentiality and Non-compete Agreement, effective during the term of the agreement.

    On April 1, 1999, we entered into an employment agreement with George Spiczak, our Senior Vice President and General Manager of Transcrypt Secure Technologies business for a term beginning on April 1, 1999 and ending April 1, 2001. The employment agreement will automatically renew for a one-year period at the expiration of its original term, unless Transcrypt or Mr. Spiczak gives the other notice that they do not intend to renew the agreement by January 31 preceding the April 1 termination date. The agreement sets forth a base salary of $175,000 per year and provides for an annual bonus, at the discretion of the Board of Directors, if Transcrypt meets or exceeds certain performance objectives set by the Board of Directors. Additionally, Mr. Spiczak was paid a signing bonus of $25,000 and will receive an additional bonus of $25,000 on the first anniversary of his employment date. The agreement provides for certain benefits to Mr. Spiczak, including paid vacations, car allowance, participation in our qualified profit sharing plans, and employee group and disability insurance. The agreement provides for the grant to Mr. Spiczak of 100,000 stock options of which 50% vest immediately and 10% vest on each subsequent anniversary of his employment over the next
5 years. In the event of termination of the employment agreement after a change in control, as defined in the agreement, (1) all of Mr. Spiczak's unvested options shall vest immediately, (2) Transcrypt shall pay Mr. Spiczak a lump sum severance payment equal to two years of base salary and will consider providing a transaction bonus, and (3) Mr. Spiczak will continue to receive all benefits for one year after termination. A change in control is defined in the agreement as a change in the ownership of Transcrypt or a sale, assignment or transfer of all or substantially all of its assets which results in a forced change in the majority of the Board of Directors. The agreement provided for Mr. Spiczak to enter concurrently into a separate confidentiality and Non-compete Agreement, effective during the term of the agreement.

    On September 10, 1999, we entered into an employment agreement with Massoud Safavi, our Senior Vice President and Chief Financial Officer for a term beginning on October 15, 1999 and ending October 15, 2001. The employment agreement will automatically renew for a one-year period at the expiration of its original term, unless Transcrypt or Mr. Safavi gives the other notice that they do not intend to renew the agreement by sixty days preceding October 15, 2001. The agreement sets forth a base salary of $200,000 per year and provides for an annual bonus, at the discretion of the Board of Directors, if Transcrypt meets or exceeds certain performance objectives set by the Board of Directors. Additionally, Mr. Safavi was paid a signing bonus of $75,000 and will receive an additional bonus of $75,000 on the first anniversary of his employment date. The agreement provides for certain benefits to Mr. Safavi, including paid vacations, car allowance, participation in our qualified profit sharing plans, and employee group and disability insurance. The agreement provides for the grant to Mr. Safavi of 200,000 stock options of which 50% vest immediately and 10% vest on each subsequent anniversary of his employment over the next 5 years. In the event of termination of the employment agreement after a change in control, as defined in the agreement, (1) all of Mr. Safavi's unvested options shall vest immediately, (2) Transcrypt shall pay Mr. Safavi a lump sum severance payment equal to two years of base salary and will consider providing a transaction bonus, and (3) Mr. Safavi will continue to receive all benefits for one year after termination. A change in control is defined in the agreement as a change in the ownership of Transcrypt or a sale, assignment or transfer of all or substantially all of its assets which results in a forced change in the majority of the Board of Directors. The agreement provided for Mr. Safavi to enter concurrently into a separate confidentiality and Non-compete Agreement, effective during the term of the agreement.

    We had an employment agreement with John T. Connor, our former Chairman and interim CEO, for a term beginning on July 23, 1997 and ending December 31, 1999. The agreement set forth a base salary of $200,000 per year and provided for a quarterly bonus of (1) 20% of his salary if Transcrypt met or exceeded quarterly sales goals and (2) 20% of his salary if Transcrypt met or exceeded quarterly profit goals, which goals are based upon Board-approved plans. The agreement provided for certain benefits to Mr. Connor, including paid vacations, pension benefits, qualified profit-sharing plans, employee group insurance and disability insurance. On January 29, 1997, the Board of Directors and
Mr. Connor eliminated Mr. Connor's quarterly bonus provisions based on Transcrypt sales and profitability goals effective August 1, 1997.

    On February 23, 1999, we entered into a consulting and termination of employment agreement with Mr. Connor, which concluded Mr. Connor's employment on March 25, 1999. At that time, Mr. Connor became an independent consultant to Transcrypt for a period of one year for a fee of $100,000. As a consultant, Mr. Connor will perform services for Transcrypt requested by the new CEO, Mr. Jalbert. The agreement provides for the payment of any unused vacation, and allows Mr. Connor to pay for continued coverage under Transcrypt's group health insurance. Additionally, Mr. Connor will have until February 1, 2002 to exercise his vested stock options.

                         COMPENSATION COMMITTEE REPORT
            ON EXECUTIVE COMPENSATION AND REPRICING OF STOCK OPTIONS

    The following Compensation Committee Report on Executive Compensation shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

    THE REPORT

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three directors who are not also Transcrypt employees. The Committee establishes Transcrypt's overall compensation and employee benefits and the specific compensation of our executive officers. It is the Committee's goal to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers.

    We adopt and administer our executive compensation policies and specific executive compensation programs in accordance with the principal goal of maximizing return on stockholders' equity. The Committee believes that we can best achieve our performance goal, and the long-term interests of our stockholders generally by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Committee believes that our executive officer compensation policies are consistent with this policy.

    Certain of our executive officers, including our current President and Chief Executive Officer, Michael E. Jalbert, and John T. Connor, who served as our Interim Chief Executive Officer during a portion of 1999, have and had written employment agreements with us (see "Employment Agreements, Termination of Employment and Change of Control Arrangements" on pages 13-14 above). The Committee determines the levels of compensation granted in such employment agreements, and the levels of compensation granted to other executive officers from time to time based on factors that the Committee considers appropriate. As indicated below, our overall financial performance is a key factor the Committee considers in setting compensation levels for executive officers.

    The Committee determines annual compensation levels for executive officers, including the Chief Executive Officer, and compensation levels which may be implemented from time to time based primarily on its review and analysis of the following factors: (1) the responsibilities of the position, (2) the performance of the individual and his or her general experience and qualifications, (3) our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, (4) the officer's total compensation during the previous year,
(5) compensation levels that comparable companies in similar industries (wireless communications and information security) pay, (6) the officer's length of service with us, and (7) the officer's effectiveness in dealing with external and internal audiences. In addition, the Committee receives the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, which the Committee reviews in light of the above factors. The Committee believes, based on a review of relevant compensation surveys, that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries. The Company paid $189,850 in bonuses to our Named Executive Officers for their performance in 1999.

    While the Committee establishes compensation levels based on the above-described criteria, the Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our stockholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. In order to help achieve this objective, and to provide additional compensation to the officers to the extent that the price of common stock increases over fair market value on the date of the grant, we granted stock options pursuant to the 1996 Stock Incentive Plan to two executive officers who joined us in 1999 and we made one additional grant of stock options outside of the 1996 Stock Incentive Plan to one executive officer. The Committee currently structures awards granted under the 1996 Stock Incentive Plan to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) allows us to preserve our right to take a tax deduction for compensation attributable to these awards if certain requirements, which include the achievement of certain performance goals, are met. Through the 1996 Stock Incentive Plan, there will be an additional direct relationship between our performance and benefits to executive officer Plan participants.

    In addition, the Compensation Committee recommended to the full Board of Directors that the Mr. Jalbert receive an additional grant of options that were outside of the Company 1996 Stock Incentive Plan. These options were granted outside of the Plan because of the Plan provision that no one person receive more than 400,000 options in a calendar year. The additional shares were granted under similar guidelines as in the Company's 1996 Stock Incentive Plan. This additional grant will not qualify as a Section 162(m) grant.

    In determining the initial compensation for Mr. Jalbert, the President, Chairman and Chief Executive Officer, the Committee took into account the following factors: (1) the responsibilities of the position, (2) the general experience and qualifications of the Chief Executive Officer, (3) the total compensation of the previous Chief Executive Officer, (4) compensation levels that comparable companies in similar industries (wireless communications and information security) pay, and (5) the Chief Executive Officer's expected effectiveness in dealing with external and internal audiences. Mr. Jalbert was hired as the President, Chairman and Chief Executive Officer during this past year. He had not worked for the Company before he was hired as Chief Executive Officer. Therefore, his initial compensation was not based on the past performance of the Company.

    The principles that guided the Committee in determining our other executive officers' compensation during the 1999 fiscal year also included the motivation of employees to attain the highest level of performance and the ability to attract, and retain qualified employees.

    Members of the Compensation Committee of the Board of Directors:

           Thomas R. Thomsen, Chairman
           Edward H. Bersoff
           Winston J. Wade

Dated: April 15, 2000

                               PERFORMANCE GRAPH

    The graph below compares the quarterly cumulative return to stockholders (STOCK PRICE APPRECIATION PLUS REINVESTED DIVIDENDS) for Transcrypt common stock with the comparable return of two indexes: the Nasdaq Stock Market (U.S.) and the Nasdaq Electronic Components Index. Points on the graph represent the performance between January 22, 1997 and December 31, 1999. We used an eleven-month period for 1997 since we went public, and began trading as a company, on January 22, 1997.

                COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG TRANSCRYPT INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         TRANSCRYPT INTERNATIONAL, INC.  NASDAQ STOCK MARKET (U.S.)  NASDAQ ELECTRONIC COMPONENTS
1/22/97                         $100.00                     $100.00                       $100.00
3/97                             $90.63                      $94.58                       $100.78
6/97                            $139.06                     $111.90                       $107.72
9/97                            $271.88                     $130.84                       $139.88
12/97                           $310.94                     $122.53                       $104.83
3/98                            $136.72                     $143.40                       $115.34
6/98                             $88.28                     $147.34                       $107.24
9/98                             $32.81                     $133.05                       $111.47
12/98                            $35.16                     $172.66                       $162.04
3/99                             $29.69                     $193.14                       $168.26
6/99                             $17.19                     $211.32                       $190.97
9/99                             $24.22                     $216.14                       $229.29
12/99                            $37.50                     $311.93                       $317.88

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECT TWO DIRECTORS

    The Board has nominated two directors for election at the Annual Meeting. Each nominee is currently serving as one of our Class I directors. Each Class I director's term expires in 2000. If you re-elect them, they will hold office until the annual meeting in 2003 or until their successors have been elected or until they resign. The Board is presently seeking additional qualified directors with business experience that would prove an asset to the Board.

    We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting at which a director for the Class that the director has been appointed to will be elected.

                                    NOMINEES

NAME AND AGE                           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------                           --------------------------------------------
Edward H. Bersoff (57)...............  Mr. Bersoff has served as a director of Transcrypt since
                                       June 1999. Mr. Bersoff has served as President, Chief
                                       Executive Officer, and Chairman of the Board of Directors of
                                       BTG, Inc. since founding the Company in 1982. Dr. Bersoff
                                       serves as a director of Phillips Publishing International,
                                       Inc.

Winston J. Wade (61).................  Mr. Wade has served as a director of Transcrypt since July
                                       1996. Effective February 1999, Mr. Wade retired as Chief
                                       Executive Officer and Chief Operating Officer of
                                       Binariang-Malaysia, a joint venture of U.S. West
                                       International for which he served since January of 1997.
                                       From February to December 1996, he served as managing
                                       director of BPL U.S. West Cellular in India. From 1963 to
                                       1996, he held various positions with Northwestern Bell, AT&T and U.S. West Communications. Mr. Wade also serves as a
                                       Chairman of the University of Nebraska Foundation, Ameritas
                                       Variable Life Insurance Company and SCC Communications.

PROPOSAL 2: AMEND THE 1996 STOCK INCENTIVE PLAN

    We are seeking your approval of an amendment to Transcrypt's 1996 Stock Incentive Plan. The 1996 Stock Incentive Plan was approved by the Board of Directors and by our stockholders in September 1996. An amendment to the 1996 Stock Incentive Plan was approved by our Board of Directors in August 1998 and our stockholders in October 1998. The Board adopted by unanimous consent another amendment to increase the number of shares of common stock reserved for issuance under the 1996 Stock Incentive Plan on or about March 9, 2000, subject to your approval at the Annual Meeting.

    We propose to amend the 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the 1996 Stock Incentive Plan by 600,000, from 2,000,000 to 2,600,000. As of March 23, 2000, of the 2,000,000
shares reserved for issuance under the 1996 Stock Incentive Plan, only 101,489 are available for future grant. We believe that in order to attract, retain and motivate officers, employees and non-employee directors, the number of shares available for issuance under the 1996 Stock Incentive Plan must be increased.

    While we recognize the possible dilutive effect on the stockholders, we believe, on balance, the incentive that is provided by the opportunity to participate in the growth and earnings of Transcrypt through the granting of awards to acquire Transcrypt common stock is important to our success and, accordingly, will benefit Transcrypt and its stockholders. We believe it is in the best interests of our stockholders to approve this amendment to the 1996 Stock Incentive Plan. If the proposal is not approved by the stockholders, the 1996 Stock Incentive Plan will continue with only 2,000,000 shares of common stock reserved for issuance thereunder.

    We have provided below the proposed amendment which replaces Section 4(a) of the 1996 Stock Incentive Plan. In addition, we have summarized below certain key provisions of the 1996 Stock Incentive Plan and have also included, for your review, the full text of the amended 1996 Stock Incentive Plan as Appendix A. If you approve this proposal, the additional awards available under the 1996 Stock Incentive Plan will be subject to the same terms and provisions that are currently in the 1996 Stock Incentive Plan. Amended Section 4(a) provides as follows:

    --"Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under the Plan shall not exceed 2,600,000."

DESCRIPTION OF 1996 STOCK INCENTIVE PLAN    The purpose of the 1996 Stock Incentive Plan (the
PURPOSES AND ELIGIBILITY                    "Plan") is to retain and motivate our employees,
                                            non-employee directors and independent contractors by
                                            providing them with or increasing their ownership
                                            interests in Transcrypt. The Plan authorizes the
                                            issuance of awards to certain of our employees,
                                            non-employee directors and independent contractors.

SHARES AVAILABLE--OVERALL LIMIT             Subject to certain adjustment provisions, a total of
                                            2,000,000 shares of common stock are currently
                                            authorized for issuance under the Plan. If this proposal
                                            is approved, the number of shares of common stock
                                            reserved for issuance will be increased to 2,600,000.
                                            This maximum number does not include the number of
                                            shares subject to the unexercised portion of any stock
                                            option that expires or is terminated. We may reissue
                                            expired or terminated shares under new options. As of
                                            March 23, 2000, a total of 101,489 shares remain
                                            available for future awards under the Plan. The
                                            Compensation Committee (the "Committee") will adjust the
                                            number of shares available for issuance under the Plan
                                            if there are changes in our outstanding common stock
                                            because of a reorganization, merger, consolidation,
                                            recapitalization, stock split, sale of substantially all
                                            of our property and assets, or a similar transaction is
                                            effected.

SPECIAL LIMITS--INDIVIDUAL EMPLOYEE LIMIT   In addition to the overall share limit, one special
ON SHARES                                   limit applies: in order to qualify as "performance-based
                                            compensation" as defined under Section 162(m) of the
                                            Internal Revenue Code of 1986, as amended (the "Code"),
                                            the maximum number of shares that can be granted to any
                                            one eligible person during any calendar year is 400,000.

ADMINISTRATION                              Subject to the provisions of the Plan, the Committee
                                            will administer the Plan, determine persons eligible to
                                            participate in the Plan, select participants from among
                                            eligible employees, interpret and construe the Plan,
                                            adopt, amend and rescind rules

                                            and regulations relating to administration, and
                                            determine the form, terms and conditions of awards.

AWARDS                                      To date, we have only made awards of stock options under
--GENERALLY                                 the Plan. The Plan, however, authorizes the following
                                            awards based upon our common stock: sales or bonuses of
                                            stock, restricted stock, stock options, reload stock
                                            options, stock purchase warrants, other rights to
                                            acquire stock, securities convertible into or redeemable
                                            for stock, stock appreciation rights, limited stock
                                            appreciation rights, phantom stock, dividend
                                            equivalents, performance units or performance shares,
                                            and a grant made pursuant to the Plan may consist of one
                                            such security or benefit, or two or more of them in
                                            tandem or in the alternative. Awards made under the Plan
                                            are not restricted to any specified form or structure.

                                            The Committee will determine vesting, exercisability and
                                            other restrictions that apply to an award. Vesting
                                            generally means the date the individual has the right to
                                            the award or can exercise the stock option or stock
                                            appreciation right.

                                            No awards may be made under the Plan after December 31,
                                            2006. However, shares may be issued after December 31,
                                            2006 if they are issued under awards made prior to that
                                            date. No shares will be issued under the Plan after
                                            December 31, 2016.

--STOCK OPTIONS AND STOCK APPRECIATION      Stock options may be either nonqualified or incentive
RIGHTS                                      stock options (within the meaning of Section 422 of the
                                            Code). The Committee will issue stock options and stock
                                            appreciation rights at an exercise price no less than
                                            the fair market value of our common stock on the date of
                                            grant. The exercise price of a stock option or stock
                                            appreciation right may be paid, in whole or in part, by
                                            any one or more of the following means: the delivery of
                                            cash; the delivery of other property the Committee
                                            considers acceptable; the delivery of previously owned
                                            shares of our capital stock (including "pyramiding") or
                                            other property; a reduction in the amount of shares or
                                            other property otherwise issuable pursuant to such
                                            award; or the delivery of a promissory note of the
                                            participant or of a third party, the terms and
                                            conditions of which the Committee shall determine. The
                                            Committee will fix the term of a stock option or stock
                                            appreciation right upon grant. However, under the Plan,
                                            the term may be no longer than ten years unless the
                                            Committee provides otherwise.

--PERFORMANCE-BASED AWARDS                  Performance-based awards are awards granted under the
                                            Plan (i.e., stock options, stock appreciation rights and
                                            stock awards) that the Committee intends to qualify as
                                            "performance-based compensation" under Section 162(m) of
                                            the Code. The purpose is to preserve our right to take a
                                            tax deduction in full for the compensation attributable
                                            to such awards.

                                            Section 162(m) of the Code limits corporate deductions
                                            for compensation to executives to $1,000,000 per year in
                                            certain

                                            circumstances. Compensation in the category of
                                            "performance-based compensation" (as specifically
                                            defined) is not subject to this deduction limitation.

                                            Awards under the Plan must qualify as "performance-based
                                            compensation" in order to be excluded from the
                                            computation of the $1,000,000 annual deduction limit.
                                            For the award to so qualify:

                                            --the grant must be made by a committee and at the time
                                            of grant the committee must be comprised solely of two
                                            or more "outside directors" (as such term is used in
                                            Code Section 162(m) and the regulations thereunder)

                                            --with respect to either the granting or vesting of an
                                            award (other than a stock option or a stock appreciation
                                            right which is granted with an exercise price at or
                                            above the fair market value of our common stock on the
                                            date of grant), such award must be subject to the
                                            achievement of a performance goal or goals based on one
                                            or more of the performance measures including, among
                                            other things:

                                            --net sales

                                            -- pretax income before allocation of corporate overhead
                                              and bonus

                                            --earnings per share

                                            --net income

                                            --division, group or corporate financial goals

                                            --return on stockholders' equity, or

                                            --return on assets

                                            --the committee must establish in writing objective
                                            performance goals applicable to a given performance
                                            period and the individual employees or class of
                                            employees to which such performance goals apply no later
                                            than 90 days after the commencement of such performance
                                            period (but in no event after 25 percent of such
                                            performance period has elapsed)

                                            --the performance goals must satisfy certain stockholder
                                            approval requirements

                                            --no compensation attributable to a performance based
                                            award can be paid to or otherwise received by a
                                            participant until the committee certifies in writing
                                            that the performance goals (and any other material
                                            terms) applicable to such period have been satisfied

                                            --after the establishment of a performance goal, the
                                            committee cannot revise such performance goal or
                                            increase the amount of compensation payable under the
                                            award upon the attainment of such performance goal

                                            The Treasury regulations under Code Section 162(m)
                                            provide special rules for stock options and stock
                                            appreciation rights. In the case of stock options and
                                            stock appreciation rights granted under the Plan, the
                                            grant or award will be made by the Committee, which is
                                            to be composed solely of outside directors; the Plan
                                            states that the maximum number of shares with respect to
                                            which stock options or stock appreciation rights may be
                                            granted during any calendar year to any one person shall
                                            not exceed 400,000; and, under the terms of the stock
                                            option or stock appreciation right, the amount of
                                            compensation the person could receive is based solely on
                                            an increase in value of Transcrypt stock after the date
                                            of the grant or award. We believe that these features
                                            satisfy the requirement in the Treasury Regulations
                                            promulgated under Code Section 162(m) that such grants
                                            or awards are based on a preestablished performance
                                            goal. The formula used to calculate the amount of
                                            compensation to be paid to the holder of such a stock
                                            option or stock appreciation right if the
                                            above-described performance goal is attained is the
                                            difference between the exercise price (i.e., the fair
                                            market value of a share of Transcrypt stock on the date
                                            of grant or award) and the current value of such share
                                            on the exercise date, times the number of shares subject
                                            to the grant or award (subject to the maximum of
                                            2,600,000 shares provided for in the amended Plan). The
                                            maximum amount of compensation that could be
                                            attributable to stock options or stock appreciation
                                            rights may be calculated under this formula by using
                                            assumptions as to future prices for Transcrypt shares.

                                            For grants or awards other than stock options or stock
                                            appreciation rights, it is not possible at this time to
                                            determine the benefits or amounts that any participant
                                            will receive for the current year or any year in the
                                            future because (a) the Committee determines performance
                                            goals at the beginning of the performance period, and
                                            (b) the amount, if any, payable will depend upon the
                                            extent to which the executive satisfies such performance
                                            goals. If the Committee determines to issue awards under
                                            the Plan (other than stock options or stock appreciation
                                            rights), the Committee will establish the appropriate
                                            performance goals for such awards and seek appropriate
                                            stockholder approval for such awards in accordance with
                                            any applicable requirements in the Treasury Regulations
                                            promulgated under Code Section 162(m).

--TERMINATION OF EMPLOYMENT                 If an employee ceases to be employed by us for any
                                            reason other than death or disability, or a non-employee
                                            director ceases to be a non-employee director with us,
                                            an option shall not become exercisable to an extent
                                            greater than it could have been exercised on the date
                                            the employee's employment by us, or the non-employee
                                            director's incumbency, as the case may be, ceased.

--TERMINATION OF PLAN                       The Board may suspend or terminate the Plan at any time
                                            with or without prior notice, but such termination
                                            cannot reduce the amount of any outstanding award or
                                            change the terms and conditions of such award without
                                            the participant's consent.

--AMENDMENT OF PLAN                         The Board may amend the Plan at any time with or without
                                            prior notice, but such amendment cannot reduce the
                                            amount of any outstanding award or change the terms and
                                            conditions of such award without the participant's
                                            consent.

    The table on page 11 sets forth the number of options our most highly compensated officers have received under the Plan, as of December 31, 1999. Collectively, under the Plan, all current executive officers have been granted 1,233,750 options at an average exercise price of $2.865. Our current non-employee directors have received the following number of options at the average exercise price of $11.864:

Edward Bersoff..............................................    5,000
Thomas R. Larsen............................................   10,000
Thomas C. Smith.............................................   10,000
Thomas R. Thomsen...........................................   16,553
Winston J. Wade.............................................   16,553

    Collectively, all our current employees who are not executive officers, as a group have received 125,198 options under the Plan at an average exercise price of $5.343.

    FEDERAL INCOME TAX CONSEQUENCES It is not practicable at this time to attempt to describe the federal income tax consequences for all the types of grants and awards potentially issuable under the Plan. The Plan is very flexible in permitting utilization of a wide variety of compensation techniques. The federal income tax consequences to participants and to Transcrypt will vary depending upon the type of award. To date, the Committee has granted solely options under the Plan. Accordingly, the following description (which is subject to the previous discussion of Code Section 162(m)) concerns solely federal income tax consequences applicable to options.

    The federal income tax consequences of issuing and exercising stock options under the Plan may be summarized as follows:

NONQUALIFIED STOCK OPTIONS                  An optionee will not recognize taxable income and the
                                            Company will not receive any deduction at the time of a
                                            grant of non-qualified options. Upon the exercise of
                                            non-qualified options, the excess of the fair market
                                            value on the date of exercise of the shares received
                                            over the exercise price for such shares will be taxable
                                            to the optionee as ordinary income, and the Company will
                                            be entitled to a deduction at that time for the amount
                                            of such ordinary income recognized by the optionee. The
                                            subsequent sale of such shares by the optionee will be
                                            treated as short-term or long-term capital gain or loss,
                                            as the case may be, in an amount equal to the difference
                                            between the amount realized on such sale and the fair
                                            market value of the shares at the time of exercise. If
                                            options are exercised with the Company's Common Stock
                                            previously owned by the optionee, such exercise will not
                                            be considered a taxable disposition of the previously
                                            owned stock and no gain or loss will be recognized with
                                            respect to such stock upon such exercise, unless such
                                            stock was itself

                                            received on exercise of incentive options and the
                                            holding periods described below have not been satisfied.
                                            If additional shares are received by the optionee, the
                                            excess of the fair market value of all of the shares
                                            received over the sum of the fair market value of all of
                                            the shares surrendered and any cash payment made by the
                                            optionee upon exercise will be taxable as ordinary
                                            income to the optionee and will be deductible by us.

INCENTIVE STOCK OPTIONS                     An optionee will not realize taxable income and the
                                            Company will not receive any deduction at the time of a
                                            grant or exercise of incentive stock options. For
                                            purposes of the alternative minimum tax only, the excess
                                            of the fair market value of the shares at the time of
                                            exercise of incentive options over the option price will
                                            be treated as additional income unless such shares are
                                            disposed of in the year of exercise. If shares acquired
                                            by optionees upon the exercise of incentive stock
                                            options are not disposed of within two years from the
                                            date of grant, nor within one year from the date of
                                            exercise, any gain or loss realized upon the disposition
                                            of the shares will be treated as long-term capital gain
                                            or loss. If the shares received upon exercise of an
                                            incentive stock option are disposed of prior to the end
                                            of the applicable holding periods, the difference
                                            between (a) the lesser of the fair market value of the
                                            shares on the date of exercise on the price received
                                            upon disposition of the shares and (b) the exercise
                                            price will be taxable to the optionee as ordinary income
                                            in the year in which such disposition occurs, and the
                                            Company will be entitled to a deduction in the amount of
                                            such ordinary income recognized by the optionee.

                                            Any further gain or loss upon disposition will be
                                            treated as short-term or long-term capital gain or loss
                                            depending on the holding period of the shares. If
                                            incentive options are exercised with the Company common
                                            stock previously owned by such optionee, such exercise
                                            will not be considered a taxable disposition of the
                                            previously owned stock unless such stock was itself
                                            received on exercise of incentive options and the
                                            holding periods described above for the exchanged stock
                                            have not been satisfied. To the extent that the
                                            aggregate option price of an optionee's inventive
                                            options which become exercisable in any year exceeds
                                            $100,000, such options will be treated as non-qualified
                                            options. If incentive options are exercised more than
                                            three months after the optionee's employment with the
                                            Company has ended, the incentive options will be treated
                                            as non-qualified options.

    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN.

PROPOSAL 3: RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
  FOR 2000

    We are asking you to ratify the Board's selection of KPMG LLP, certified public accountants, ("KPMG") as independent public accountants for 2000.

    On May 5, 1998, we retained KPMG as our principal accountants, replacing Coopers & Lybrand L.L.P. now known as PriceWaterhouseCoopers L.L.P. ("Coopers") which, on April 24, 1998, resigned as our principal accountants. In conjunction with its resignation, Coopers advised us that their reports with respect to our consolidated financial statements, as of and for the years ended December 31, 1995 and 1996, should no longer be relied upon and were withdrawn. Neither our Board of Directors nor Audit Committee recommended the decision to change accountants. KPMG was retained to audit our financial statements for the fiscal years ended December 31, 1997 and 1998, and to reaudit our financial statements for the fiscal years ended December 31, 1995 and 1996. KPMG subsequently audited 1999. Our Board of Directors and Audit Committee unanimously recommended and approved the engagement of KPMG. We have selected KPMG to audit our financial statements for 2000.

    None of Coopers' reports on our consolidated financial statements as of and for the years ended December 31, 1995 and 1996 or KPMG's reports on our consolidated financial statements as of and for the years ended December 31, 1997, 1998, or 1999, contained any adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principle.

    During March and April 1998, we had a number of disagreements with Coopers and reportable events that were reportable under Item 304(a) (1) (iv) and Item 304(a) (1) (v) of Regulation S-K promulgated by the SEC. These disagreements and reportable events are described in our Current Report on Form 8-K filed with the SEC on May 4,1998 (the "Initial 8-K"). The full text of the Initial 8-K, other than the exhibit, is attached hereto as Appendix B. We have modified the text as originally set forth in the Initial 8-K to add a number before each paragraph. On May 18, 1998, we received the response of Coopers to the Initial 8-K. The
May 18, 1998 response of Coopers was included as Exhibit 16 to our Current Report on Form 8-K/A (Amendment No.1) filed with the SEC on May 20, 1998 ("Amendment to the Initial 8-K"). A copy of the Amendment to the Initial 8-K is attached hereto as Appendix C, except that the Initial 8-K which was attached to Coopers' response is not included because it is set forth in full in Appendix B to the Proxy Statement. We authorized Coopers to respond fully to any inquiries by KPMG.

    Prior to engaging KPMG as our principal accountants, we retained KPMG to perform a review under SAS No. 50 of the accounting principles applied by us to certain transactions that were the subject of a disagreement with Coopers. KPMG completed its preliminary review on April 28, 1998 and presented its preliminary conclusions orally to our Audit Committee on such date, which conclusions generally concurred with the views previously expressed by Coopers.

    During our two most recent fiscal years ended December 31, 1997 and during the interim period subsequent thereto until our consultations with KPMG described above, we had not consulted with KPMG with respect to the application of accounting principles to any specified transactions or the specific type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was given to us other than a general discussion of proposed services and anticipated fees, nor did we consult with KPMG during such period with respect to the subject of any disagreement under Item
304(a)(l)(iv) or reportable event under Item 304(a)(l)(v) of Regulation S-K.

    A representative of KPMG will attend the Annual Meeting and be able to make a statement and to answer your questions.

    We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent public accountants, the Board will consider it a direction to consider selecting other public accountants. However, even if you ratify the selection, the Board may still appoint new independent public accountants at any time during the year if it believes that such a change would be in the best interests of Transcrypt and our stockholders.

    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

    If you wish to submit proposals to be included in our 2001 proxy statement, we must receive them, in a form which complies with the applicable securities laws, on or before December 17, 2000. In addition, in the event a stockholder proposal is not submitted to us prior to March 2, 2001, the proxy to be solicited by the Board of Directors for the 2001 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2001 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to Transcrypt International, Inc., 4800 NW First Street, Lincoln, Nebraska 68521. Attention: Corporate Secretary.

                                        By order of the Board of Directors,

                                        [SIGNATURE]

                                        R. Andrew Massey
                                        CORPORATE SECRETARY

April 15, 2000

                                                                      APPENDIX A

                         TRANSCRYPT INTERNATIONAL, INC.
                     1996 STOCK INCENTIVE PLAN, AS AMENDED

SECTION 1. PURPOSE OF PLAN

    The purpose of this 1996 Stock Incentive Plan ("Plan") of Transcrypt International, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, non-employee directors and independent contractors by providing for or increasing the proprietary interests of such employees, non-employee directors and independent contractors in the Company.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

    Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee"), and any non-employee director (a "Non-Employee Director") or independent contractor of the Company (an "Independent Contractor," or, together with the Employees and the Non-Employee Directors, the "Eligible Persons") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

SECTION 3. AWARDS

    (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, $.01 par value per share, of the Company or of any other class of security of the Company which is convertible into shares of the Company's Common Stock ("Shares") or (ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a "Derivative Security," as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

    (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

    (c) Subject to paragraph (d)(ii) below, Awards may be issued, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the Eligible Person.

    (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

        (i) provisions permitting the Committee to allow or require the recipient of such Award, including any Eligible Person who is a director or officer of the Company, or permitting any such recipient the right, to pay the purchase price of the Shares or other property issuable pursuant to such

    Award, or such recipient's tax withholding obligation with respect to such issuance, or both, in whole or in part, by any one or more of the following means:

           (A) the delivery of cash;

           (B) the delivery of other property deemed acceptable by the Committee;

           (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property;

           (D) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award; or

           (E) the delivery of a promissory note of the Eligible Person or of a third party, the terms and conditions of which shall be determined by the Committee;

        (ii) provisions specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined, provided that the exercise or settlement price of any option, stock appreciation right or similar Award shall be not less than the fair market value of a Share on the date such Award is granted;

        (iii) provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

        (iv) provisions conditioning or accelerating the grant of an Award or the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; and/or

        (v) provisions required in order for such Award to qualify as an incentive stock option ("Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    (e) Unless otherwise provided by the Committee in the written agreement evidencing an Award, the terms of any stock option or stock appreciation right granted under the Plan shall provide:

        (i) that the term of such option shall be ten years from the date of grant;

        (ii) that, upon an Employee ceasing to be employed by the Company for any reason other than death or disability, or a Non-Employee Director ceasing to be a Non-Employee Director of the Company, an option or stock appreciation right shall not become exercisable to an extent greater than it could have been exercised on the date the Employee's employment by the Company, or the Non-Employee Director's incumbency, as the case may be, ceased; and

        (iii) that the option shall expire ninety (90) days after the Employee ceases to be employed with the Company or a Non-Employee Director ceases to be a Non-Employee Director of the Company; and

        (iv) that the amount of compensation the optionee or holder of the stock appreciation right could receive under the option or stock appreciation right is based solely on an increase in value of the Shares after the date of grant or award.

SECTION 4. STOCK SUBJECT TO PLAN

    (a) Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,000,000.

    (b) The aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 400,000. Such aggregate number of shares shall be subject to adjustment under Section 7 only to the extent that such will not affect the status of any Award intended to qualify as "performance based compensation" under the
Section 162(m) of the Code.

    (c) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares issued and issuable pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,200,000; provided, however, that such aggregate number of shares shall be subject to adjustment under Section 7 only to the extent that such adjustment will not affect the status of any Incentive Stock Option under Section 422 of the Code. Such maximum number does not include the number of Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated.

    (d) The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and shall not include Shares, or rights with respect to shares, that have been canceled or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 5. NATURE AND DURATION OF PLAN

    (a) This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

    (b) No Awards shall be made under this Plan after December 31, 2006. Although Shares may be issued after December 31, 2006 pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after December 31, 2016.

SECTION 6. ADMINISTRATION OF PLAN

    (a) This Plan shall be administered by one or more committees of the Board (any such committee, the "Committee"). If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the committee. Unless otherwise provided by the Board: (i) with respect to any Award for which such is necessary and desired for such Award to be exempted by Rule 16b-3 of the Exchange Act, the Committee shall consist of two or more directors, each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time),
(ii) with respect to any Award that is intended to qualify as "performance based compensation" under Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code), and (iii) with respect to any other Award, the Committee shall consist of one or more directors (any of whom also may be an Eligible Person who has been granted or is eligible to be granted Awards under the Plan).

    (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

        (i) adopt, amend and rescind rules and regulations relating to this Plan;

        (ii) determine which persons are Eligible Persons and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

        (iii) grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

        (iv) at any time cancel an Award with the consent of the holder and grant a new Award to such holder in lieu thereof, which new Award may be for a greater or lesser number of Shares and may have a higher or lower exercise or settlement price;

        (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

        (vi) interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder.

    All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

    (c) The Committee may, in the terms of an Award or otherwise, temporarily suspend the issuance of Shares under an Award if the Committee determines that securities law considerations so warrant.

    (d) The Committee from time to time may permit a recipient holding any stock option granted by the Company to surrender for cancellation any unexercised portion of such option and receive in exchange an option or other Award for such number of Shares as may be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option and/or extending the term thereof.

SECTION 7. ADJUSTMENTS

    If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan. The foregoing adjustments shall be applied to any Awards or Incentive Stock Options only to the extent permitted by Sections 162(m) and 422 of the Code, respectively.

SECTION 8. AMENDMENT AND TERMINATION OF PLAN

    The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; provided, further, that if an amendment to the Plan would affect the Plan's compliance with Rule 16b-3 under the Exchange Act or Section 422 or 162(m) or other applicable provisions of the Code, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3 under the Exchange Act, Sections 422 and 162(m) of the Code, or other applicable provisions of or rules under the Code.

SECTION 9. EFFECTIVE DATE OF PLAN

    This Plan shall be effective as of the date upon which it was approved by the Board, subject however to approval of the plan by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

SECTION 10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

    The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in Section 7 shall be subject to any shareholder action required by Delaware corporate law.

SECTION 11. NO RIGHT TO COMPANY EMPLOYMENT

    Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 12. LIABILITY OF COMPANY

    The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

    (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

    (b) Tax Consequences. Any tax consequence expected, but not realized, by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

SECTION 13. GOVERNING LAW

    This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

                                                                      APPENDIX B

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                            ------------------------

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 24, 1998

                            ------------------------

                         TRANSCRYPT INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

          DELAWARE                        0-21681                      47-0801192
(State or other jurisdiction     (Commission File Number)           (I.R.S. Employer
      of incorporation)                                          Identification Number)

                 4800 NW FIRST STREET, LINCOLN, NEBRASKA 68521
             (Address of Principal Executive Offices and Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 474-4800

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    1. (i) On April 24, 1998, Coopers & Lybrand L.L.P. ("Coopers") resigned as the principal accountants of Transcrypt International, Inc. (the "Company"). On April 27, 1998, the Company issued a news release disclosing this information, among other things. The full text of that news release is filed herewith as
Exhibit 99.1 and is incorporated by reference herein.

    2. In conjunction with its resignation, Coopers advised the Company that their reports with respect to the consolidated financial statements of the Company and its subsidiaries, as of and for the years ended December 31, 1995 and 1996, should no longer be relied upon and are withdrawn. As of the date of this Report, the Company is in the process of retaining a new independent accountant.

    3. (ii) None of Coopers' reports on the financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1995 and 1996 contained any adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principle. An audit report on the financial statements of the Company and its subsidiaries as of and for the year ended December 31, 1997 has not yet been issued.

    4. (iii) Neither the Company's Board of Directors nor its Audit Committee recommended the decision to change accountants.

    5. (iv) Prior to its resignation on April 24, 1998, Coopers had been the independent public accountant of the Company since 1992, and representatives of Coopers have worked closely with the Company's management in connection with the Company's financial statements. Coopers performed timely interim reviews of the Company's quarterly financial statements since the Company's initial public offering and reviewed significant year-end and quarter-end sales. Coopers also worked with management in establishing appropriate accounting policies, procedures and controls, including specific revenue recognition policies.

    6. During the Company's two most recent fiscal years and subsequent interim period through mid- to late-March 1998, the Company received no indication from Coopers regarding a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers, would have caused Coopers to make reference to the subject matter of the disagreement in connection with any of its reports, nor did the Company receive any indication from Coopers regarding any other reportable event under Rule 304. Coopers consented to the inclusion of its audit reports in connection with the Company's two public offerings completed on January 22, 1997 and October 15, 1997, and provided "comfort letters" in connection with such offerings. On February 6, 1998, the Company released its financial results for 1997 via a public press release. The audit partner of Coopers read and took no exception to such press release prior to its issuance.

    7. During late February and March 1998, Coopers informed the Company that Coopers had received several anonymous letters and one anonymous telephone call which, among other things, questioned the accounting practices of the Company relating primarily to certain sales transactions and alleed wrongdoing in connection therewith. Beginning shortly after the receipt of the first letter, meetings were held involving management of the Company, members of the Company's Audit Committee and the Coopers audit partner. At an Audit Committee meeting held on March 4, 1998 attended by the Coopers audit partner, Coopers indicated that the Company's reserve for receivables was adequate based on information currently available to it, and that the sales transactions referred to in the first anonymous letter had been recorded consistent with the Company's revenue recognition procedures, as previously approved by Coopers. On March 5, 1998, the Company issued a press release referring to the first anonymous letter and stating that the Company continued to stand by its previously issued financial statements and publicly announced financial results, but was continuing to investigate these matters. The audit partner of Coopers read and took no exception to such press release prior to its issuance.

    8. In mid-March 1998, the Company learned that the National Office of Coopers had become involved in the review of issues raised in the anonymous letters. During the week of March 23, 1998, a representative of the National Office held several meetings with Company management and one meeting with members of the Company's Audit Committee. The Company also was advised that the National Office representative began to review Coopers' workpapers. On
March 26, 1998, in a meeting attended by the Coopers audit partner and National Office representative, members of the Audit Committee and certain members of management, the Company was advised orally that Coopers was still in the process of reviewing and examining the workpapers relating to the 1997 audit and that adjustments would be required to previously announced financial results for 1997, although Coopers stated that it was not yet in a position to quantify such adjustments. On March 27, 1998, the Company issued a press release indicating that its 1997 Annual Report on Form 10-K would be delayed and that adjustments would be made to the Company's previously announced results.

    9. In a number of subsequent meetings held in late March and in April 1998 between Coopers and Audit Committee members and Coopers and management of the Company, Coopers described adjustments that it was considering recommending regarding the Company's 1997 financial statements and that such adjustments might impact the Company's 1996 fiscal year. During this time, the Company provided additional documentation and information to Coopers regarding the transactions at issue.

    10. During its meetings with Coopers, representatives of the Company questioned Coopers regarding the basis and support for its proposed adjustments under generally accepted accounting principles ("GAAP") and discussed with Coopers the Company's reliance on Coopers' prior review of certain of these transactions and audits. On April 3, 1998, the Board of Directors of the Company met and, due to its belief that Coopers had a potential conflict of interest in reviewing its prior work, authorized the Audit Committee to retain another major independent accounting firm to review, under SAS No. 50, the accounting principles applied to the transactions in question and report whether the accounting principles applied were in accordance with GAAP. Such independent accountant was retained by the Company. In addition, the Audit Committee retained independent counsel to conduct an investigation and advise the Audit Committee in connection with certain matters, concurring with Coopers' advice that it must do so.

    11. On the afternoon of April 23, Company management spoke with representatives of the other major accounting firm to discuss their SAS No. 50 review. On the morning of April 24, 1998, special counsel for the Audit Committee contacted Coopers' outside counsel telephonically and informed such counsel that the Company would agree to Coopers' proposed accounting treatment of the transactions in question, and requested that Coopers proceed with completion of the audit. Promptly thereafter, Coopers' outside counsel called back the special counsel to the Audit Committee and informed such special counsel that Coopers would be contacting the Audit Committee, and further that the members of the special counsel's law firm would not be permitted to review Coopers' workpapers that day as previously agreed. Shortly thereafter, representatives of Coopers held a conference call with the Audit Committee Chairman and notified the Chairman that Coopers was resigning, effective immediately, as the Company's independent accountant, and that Coopers was withdrawing its audit reports relating to the Company's 1995 and 1996 financial statements.

    12. Set forth below is a description of the disagreements between Coopers and the Company reportable under Rule 304(a)(1)(iv). These items were discussed between Coopers and members of the Audit Committee at various times in late March or in April 1998. The Company has authorized Coopers to respond fully to inquiries of the successor accountant (when retained), including inquiries concerning these matters.

1. E.F. JOHNSON COMPANY

    13. (a) Revenue Recognition for Systems Contracts. E.F. Johnson Company ("EFJ") is the Company's wholly-owned, consolidated subsidiary acquired on July 31, 1997. Certain contract revenues totaling approximately $2,626,000 were recorded by EFJ during the fourth quarter of 1997. EFJ had historically recognized revenues on system contracts using the "percentage of completion" method, applying the ratio of costs incurred to date to the total cost of the system. In late March 1998, Coopers informed the Company that costs of purchased materials, even though incurred, should not be included in the percentage of completion calculation until installation and integration of such materials into the system has at least begun. The Company intends to make this change, which will result in a substantial downward adjustment in the Company's 1997 annual and fourth quarter consolidated operating results.

    14. (b) Revenue Recognition for License of Technology. Revenue from a license of technology by EFJ totaling $300,000 was recorded in the fourth quarter of 1997 based upon the electronic delivery to the customer in that quarter of certain technical know-how and documentation. Coopers' current position is that, since the customer had a cancellation right and the payment terms extend beyond one year, revenue should be recognized on an installment basis. The Company notes that although the purchase agreement initially contained a cancellation right, it was amended to eliminate such right prior to issuance of the Company's 1997 financial results. Nevertheless, the Company will recognize revenue on these sales as payments are received. This change will result in a downward adjustment in the Company's 1997 annual and fourth quarter consolidated operating results.

    15. (c) Opening Balance Sheet of EFJ. EFJ's finished goods and work in process inventory at July 31, 1997 totaled approximately $3 million. In connection with its acquisition of EFJ, the Company did not believe that it was appropriate to adjust such inventories to allocate a portion of the purchase price for potential manufacturing profit on these inventories. Coopers reviewed the allocation of purchase cost of EFJ at the time of the acquisition and provided substantial assistance to the Company in preparing the opening balance sheet of EFJ. On March 31, 1998, Coopers informed the Company that inventories should have been adjusted for the manufacturing profit included in inventory at the acquisition date. The Company intends retroactively to reduce goodwill and increase inventories of EFJ by the amount of the manufacturing profit included in inventory at the date of acquisition, effective July 31, 1997. No final determination has been made at this time regarding the amounts of the adjustments. The Company believes that these changes may impact the annual and third and fourth quarter consolidated operating results for 1997.

    16. A second issue is whether the opening balance sheet should have been adjusted to reduce a $500,000 bad debt reserve that was established by EFJ with respect to a receivable from a specific customer. The Company ultimately collected the receivable after the customer received third party financing of $30 million in the first quarter of 1998, and the Company left the $500,000 reserve on the books. In connection with Coopers' audit for 1997, Coopers informed the Company that the Company could not make any adjustments retroactively to the EFJ opening balance sheet. Coopers' current position is that this recovery should have been reflected retroactively by reducing the goodwill recorded in the purchase allocation and eliminating the reserve that had been established. This change could impact the annual and the third and fourth quarter consolidated operating results for 1997. The Company is currently evaluating these issues, including whether Coopers' current position is consistent with SFAS No. 38, as interpreted in Staff Accounting Bulletin
No. 92.

2. TRANSCRYPT INTERNATIONAL, INC.

    17. (a) Revenue Recognition on Certain Government Agency Sales. The Company recorded revenues on a number of "quick ship" sales involving national security to a federal government agency based on the shipment of products. This quick ship process began in mid-1996 and initially involved the receipt by the Company from the customer of oral orders that included a federal purchase request number. Later, in the second quarter of 1997, at the recommendation of Coopers, this process was modified to include the receipt of a "pro forma invoice" order signed by the customer reflecting all of the material terms and conditions of the sale. The customer, in the usual course of business, would subsequently reduce the transaction to a formal written agreement. Coopers has now advised the Company that such revenues should not have been recorded until a formal written agreement was received, on the grounds that the federal government's commitment may not have been perfected until that time. The Company intends to adjust its historical financial statements to delay recognition of the full amount of these revenues until the period that a formal written agreement was received, and intends to follow this procedure in the future. This change will impact the timing of revenue recognition in the Company's 1997 consolidated operating results and may impact the 1996 consolidated operating results.

    18. In addition, the Company also recorded, during the second and third quarters of 1997, revenues totaling approximately $2.2 million on sales for which the Company has not received formal written agreements from the federal government agency customer. On March 25, 1998, the customer advised the Company in writing that the person with whom the Company had been dealing in the past in these transactions did not have the authority to bind the government. The customer also advised the Company that it would not ratify these transactions pursuant to the Company's ratification request dated March 11, 1998. On
March 25, 1998, the Company filed a certified claim to recover the amounts due on these sales. Coopers' position is that in light of these facts, these revenues must be reversed in their entirety. The Company intends to eliminate these revenues from its consolidated 1997 operating results and will only recognize these revenues if this claim is favorably resolved.

    19. (b) Revenue Recognition on Sales to Certain International Dealers and Distributors. In mid-March 1998, Coopers reevaluated a number of sales by the Company to certain international dealers and distributors during 1997. Coopers indicated that some of the dealers and distributors appeared to lack a commitment and ability to pay for the products, and therefore the sales should not have been recorded on the accrual basis. This disagreement relates to the Company's program to offer financing for the purchase of the Company's products by certain international dealers and distributors to further develop the Company's distribution channels. At the time of each of these sales, the Company received a written purchase order from the customer, and the Company believed that each of these customers had the ability to pay for the products. The Company currently believes that potential eliminations and adjustments to the timing of revenues involve sales totaling an estimated $2.0 million in 1997. The Company is continuing to review this issue, including the magnitude and timing of any adjustments in 1997, whether any additional 1997 sales would be involved and whether any adjustments may be required to 1996 consolidated operating results.

    20. (c) Other Revenue Recognition Issue. The Company believes that Coopers first raised this issue as a disagreement subsequent to its resignation on April 24, 1998. According to Coopers, the Company recorded revenues based upon shipments to certain customers who had an explicit right to exchange the product for other products. Coopers' position is that revenues on these sales should not have been recorded until a final sale was consummated. Coopers has indicated that adjustments will impact the annual and quarterly consolidated operating results for 1997, but does not know whether 1996 and 1995 will be affected. The Company is currently evaluating this issue.

    21. (v) Set forth below is a description of the events reportable under Rule 304(a)(1)(v). The Company, and with respect to certain matters, the special counsel to the Audit Committee, are currently evaluating these issues:

    22. (A) Internal Controls: Coopers has informed the Company that it believes that the Company's internal controls over the proper recording of revenue transactions were deficient.

    23. (B) Reliance on management representations/association with financial statements prepared by management: Coopers has informed the Company's Audit Committee in meetings in late March and in April 1998 that it believes that it was possible that illegal acts may have been committed by Company personnel, including management. In this regard, Coopers recommended that the Audit Committee retain independent counsel to conduct a special investigation into possible illegal acts. The Audit Committee retained independent counsel for such purpose and such counsel's investigation is continuing. Coopers informed the Audit Committee that under these circumstances, it could no longer rely on representations made by Company management.

    24. (C) Notification of need to expand audit scope and identification of matters that may result in changes to financial statements of 1997 or prior years: Coopers informed the Company's Audit Committee, in conjunction with its resignation on April 24, 1998, that it would have needed to significantly expand its audit scope to examine all revenue transactions recorded in 1995, 1996 and 1997 and all credit memos issued in those periods and subsequently.

    25. Coopers has also identified the following issues which it believes may result in significant changes to financial statements of one or more years and quarters, which Coopers believes were unresolved as the result of its resignation prior to completion of the expanded audit scope:

    26. 1. Issues regarding the purchase accounting for the 1997 acquisition of EFJ, including reserves established as of the acquisition date for restructuring, doubtful accounts and contracts in process, proper valuation of purchased in-process research and development and whether a valuation allowance is required for deferred tax assets.

    27. 2. Issues regarding the appropriateness of recording revenues in 1996 and 1997 for transactions where goods may have been shipped to public warehouses, family members, employees and to the Company itself.

    28. 3. Issues regarding the verification of the physical existence and the valuation of inventory at customer locations, where there was substantial uncertainty regarding the customer's commitment and ability to pay for the products, and at other locations such as public warehouses, and inventory returned to the Company after year-end where such inventory was not accepted or was exchanged by the customer.

    29. 4. Issues regarding the appropriateness of recording revenues in 1996 and 1997 for sales of newly developed products for which engineering development may not have been complete.

    30. 5. Issues regarding reserving for sales returns and allowances.

    31. 6. Issues regarding the possible need for a valuation allowance with respect to the Company's consolidated deferred tax asset balance.

    32. (D) Matter that may require a change to 1996 financial statements:
Coopers informed the Audit Committee, in conjunction with its resignation on April 24, 1998, of the need to make an adjustment to the 1996 financial statements for the following item, but due to Coopers' resignation such adjustment has not yet been made:

    33. The Company recorded $240,000 of revenues for engineering services upon invoicing in November 1996; a contract was received dated December 31, 1996. These services may not have been completed until 1997. Coopers' position is that revenues should not be recorded until the related services have been provided. This change could negatively impact the Company's 1996 annual and fourth quarter consolidated operating results and positively impact 1997 annual and quarterly consolidated operating results.

    34. The Company has requested from Coopers a letter addressed to the Commission stating whether it agrees with all of the above statements (as in response to Rule 304(a)). A copy of this letter will be filed as an exhibit to an amended Report on Form 8-K promptly upon the Company's receipt of same.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS.

    None required.

(b) PRO FORMA FINANCIAL INFORMATION.

    None required.

(c) EXHIBITS.

    The following are furnished as exhibits to this report:

    99.1 News Release issued on April 27, 1998 by the Registrant.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       TRANSCRYPT INTERNATIONAL, INC.

                                                       By:            /s/ JEFFERY L. FULLER
                                                            -----------------------------------------
                                                                        Jeffery L. Fuller
                                                                     CHIEF EXECUTIVE OFFICER
                                                              (PRINCIPAL EXECUTIVE OFFICER AND DULY
                                                                      AUTHORIZED SIGNATORY)

                                                                      APPENDIX C

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                                ---------------

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 24, 1998

                            ------------------------

                         TRANSCRYPT INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        0-21681                      47-0801192
(State or other jurisdiction     (Commission File Number)           (I.R.S. Employer
      of incorporation)                                          Identification Number)

                 4800 NW FIRST STREET, LINCOLN, NEBRASKA 68521
             (Address of Principal Executive Offices and Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 474-4800

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    On May 18, 1998, Transcrypt International, Inc. (the "Company") received the response of its former auditors, Coopers & Lybrand L.L.P. ("Coopers"), to the Company's Current Report on Form 8-K filed with the Commission on May 4, 1998, which Form 8-K announced that Coopers had resigned as the Company's independent public accountant and had withdrawn its opinion on the Company's 1995 and 1996 financial statements, among other things. The March 18, 1998 response of Coopers, annexed hereto as Exhibit 16, is incorporated in its entirety by reference in response to this Item 4. The position of the Company on disputed issues is set forth in its May 4, 1998 Form 8-K filing, which is incorporated herein by this reference. The Company does not agree with Coopers' characterization of certain events in its response or the implications of Coopers' statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION ANDEEXHIBITS.

    (A) FINANCIAL STATEMENTS.

    None required.

    (B) PRO FORMA FINANCIAL INFORMATION.

    None required.

    (C) EXHIBITS.

    The following are furnished as exhibits to this report:

    16 Letter from Coopers & Lybrand L.L.P. to the Commission dated May 18,
1998.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       TRANSCRYPT INTERNATIONAL, INC.

                                                       By:            /s/ JEFFERY L. FULLER
                                                            -----------------------------------------
                                                                        Jeffery L. Fuller
                                                                     Chief Executive Officer
                                                              (PRINCIPAL EXECUTIVE OFFICER AND DULY
Date: May 20, 1998                                                    AUTHORIZED SIGNATORY)

                               INDEX TO EXHIBITS

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
         16             Letter from Coopers & Lybrand L.L.P. to the Commission dated
                        May 18, 1998.

                                   EXHIBIT 16

       [LETTERHEAD OF COOPERS & LYBRAND, L.L.P., OMAHA, NEBRASKA OFFICE]

May 18, 1998

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Ladies and Gentlemen:

    We have read the statements made by Transcrypt International, Inc. (the "Registrant") in its Form 8-K report that we understand the Registrant filed with the Commission pursuant to Item 4 of Form 8-K on May 4, 1998 (copy attached). We disagree with many of the Registrant's statements in its Form 8-K, as we set forth below. Some of the reasons why we disagree with the Registrant's statements are also set forth below. For ease in referring to specific portions of the Form 8-K, we have numbered each of the Registrant's paragraphs as shown in the attached copy of the Form 8-K and refer to the Registrant's statements by those paragraph numbers.

    1. In its fifth paragraph, the Registrant states that Coopers & Lybrand L.L.P. ("C&L") worked with the Registrant's management in establishing appropriate accounting policies, procedures and controls, including specific revenue recognition policies. We do not agree with this statement. While C&L commented on certain internal control matters over the years, C&L did not work with the Registrant's management to establish accounting policies and procedures for the Registrant, including the Registrant's revenue recognition policies. In its fifth paragraph, the Registrant also indicates that C&L performed timely interim reviews of the Registrant's quarterly financial statements since the Registrant's initial public offering and reviewed significant year-end and quarter-end sales. We would respond that, in accordance with AICPA standards, an accountant's "review" of quarterly financial statements is substantially less in scope than an audit, and such a review does not necessarily involve the examination of documentary evidence related to any "reviewed" transaction. Furthermore, with respect to the Registrant's year-end sales, the only year-end since the Registrant's initial public offering was December 31, 1997. C&L resigned prior to completing its audit procedures for the Registrant's year ending December 31, 1997, and therefore the Registrant was not entitled to take comfort that any transactions had been audited even though C&L was in the process of performing certain audit procedures. Moreover, the Registrant was aware that C&L, while conducting its audit procedures for year-end 1997, had uncovered numerous issues with respect to improperly recorded transactions. Further discussion of these points is set forth below.

    2. In its sixth paragraph, the Registrant states that until mid-to-late March 1998 it had received no indication from C&L of "disagreements" or other "reportable events" under Rule 304 (actually, Item 304 of SEC Regulation S-K). We do not agree with this statement, nor do we agree with the implications of the Registrant's further statement in this paragraph that the C&L audit partner had read the Registrant's February 6, 1998 press release announcing the Registrant's financial results for 1997 and took no exception to it prior to issuance. Starting on December 31, 1997, when C&L identified and reported to the Registrant's management the percentage-of-completion issue at the Registrant's E.F. Johnson subsidiary, and on a continuing basis thereafter, C&L raised numerous questions to the Registrant's management relating to the Registrant's revenue recognition and other issues as C&L identified them during the course of its audit, which was never completed, of the Registrant's financial results for 1997. Moreover, the Registrant's management was aware at the time it issued its February 6, 1998 press release that none of these issues had been resolved to C&L's satisfaction. Prior to February 6, the C&L audit partner had discussed with the Registrant's senior management the fact that there were numerous open issues and incomplete audit procedures remaining in the audit. Indeed, on the morning of February 6 before the press release was issued, the C&L audit partner specifically discussed with the Registrant's senior management one of the principal open issues. Further, the Registrant's management also was aware at that time of its delays in completing its closing process and that it had not provided C&L with sufficient time to complete critical audit procedures before the Registrant issued its February 6 press release. For example, the Registrant had not provided its 1997 consolidating schedules to C&L until late in the evening of February 5, 1998. The Registrant issued its press release at approximately
10:00 a.m. on February 6. C&L also at no time provided any assurance to the Registrant that C&L had audited the financial results for 1997 that the Registrant announced in its February 6 press release. Further, despite C&L's numerous requests to the Registrant from January 1998 on for additional documentation and information to help C&L resolve the many accounting issues and questions it had identified with respect to the Registrant's 1997 financial results, the Registrant's management failed to provide C&L with any additional documentation or information until after late February 1998, when C&L received the first anonymous letter alleging wrongful revenue recognition by the Registrant. After late February 1998, management was still very slow in providing C&L with the documentation and information C&L had requested to complete its audit. Even after the anonymous letters began to arrive in late February 1998, the Registrant's management--expressing incredulity that anyone would question its accounting practices--focused on finding out who had sent the anonymous letters, rather than on the more important question, with which C&L was concerned, of whether the allegations in the letters had any factual basis. In fact, as C&L discovered, virtually all of the allegations in the anonymous letters proved to be accurate. As C&L's attempts to audit the Registrant continued, management's misdirected focus became increasingly apparent. Over time, the numerous questions and possible accounting misstatements by the Registrant that C&L had earlier identified and reported to management eventually reached the level of "disagreements" and other "reportable events" as C&L discussed with the Registrant's management and ultimately with the Audit Committee.

    3. In its seventh paragraph, the Registrant states that at a March 4, 1998 meeting with the Registrant's Audit Committee the C&L audit partner indicated that the Registrant's reserve for receivables was adequate based on the information that C&L had available at the time and that the sales referred to in the first anonymous letter had been recorded consistent with the Registrant's revenue recognition procedures, as previously approved by C&L. We disagree with this statement. Concerning the Registrant's reserves for receivables, C&L had specifically expressed concern during the March 4, 1998 meeting with the Registrant's Audit Committee regarding the adequacy of the Registrant's reserves for receivables because of unanswered confirmations and lack of subsequent cash collections. In addition, while it was the Registrant's position at the March 4 meeting that the Registrant's underestimate of its reserves for receivables at Transcrypt was offset by an overestimate of reserves at the E.F. Johnson subsidiary the Registrant had acquired during 1997, C&L subsequently learned of erroneous accounting for an E.F. Johnson receivable collected after the acquisition, which resulted in the Registrant's overall understatement of reserves (which is discussed in the formal "disagreement" disclosed in the Registrant's sixteenth paragraph). In addition, at the time of the March 4 Audit Committee meeting, the sales referenced in the first anonymous letter (which sales also are the subject of the formal "disagreement" that the Registrant disclosed in its eighteenth paragraph) continued to be an open item in C&L's audit for which C&L had not received information that it had previously requested, i.e., a written contract or confirmation from the government. C&L had previously told the Registrant's management on several occasions that there had to be some resolution of this issue before the Registrant's Form 10-K could be filed. The Registrant's management knew this issue had not been resolved by March 4, 1998, and C&L did not in any way advise the Registrant's Audit Committee on March 4, 1998 that this issue had been resolved, as the Registrant implies in its seventh paragraph. Our comments below in response to the Registrant's seventeenth and eighteenth paragraphs deal further with these sales. Our comments above in response to the Registrant's fifth paragraph also apply here in response to the implication of Registrant's seventh paragraph that C&L had approved revenue recognition procedures of the Registrant. In its seventh paragraph, the Registrant additionally states that before it had issued its March 5, 1998 press release saying that it continued to stand by its previously issued financial statements and its previously announced financial results, the C&L audit partner had read this press release and took no exception to it. We disagree with the implications of this statement. While the C&L audit partner knew the Registrant's position on March 5 was that the Registrant was continuing to stand by its 1997 financial results that the Registrant had announced on February 6, 1998, the C&L audit partner had never approved or audited those financial results, as the Registrant's management was well aware. In fact, at the time of the March 5 press release, the Registrant's management was well aware that no resolution had been reached of the numerous accounting issues and questions that C&L had raised to management.

    4. In its eighth paragraph, the Registrant discusses that in mid-March 1998 it learned that the National Office of C&L had become involved in the review of issues raised in the anonymous letters. We disagree with the implications of this paragraph that C&L's National Office became involved solely to review the issues raised by the anonymous letters. C&L's local office had specifically requested the assistance of C&L's National Office after C&L had received the anonymous letters. C&L's local office had requested the assistance of C&L's National Office not only on the issues raised by the anonymous letters, but also on the many other broader issues relating to the Registrant's accounting. This broader scope included the many still open and unresolved issues that C&L had previously identified to the Registrant's management. To provide this broad assistance, it was necessary for the C&L National Office partner to review the working papers that C&L's local office had prepared to date. In further response to the Registrant's eighth paragraph, we would also point out that, during the referenced meetings with the Registrant's management and with the Audit Committee the week of March 23, 1998, the local C&L audit partner always attended these meetings along with the representative of C&L's National Office.

    5. In its ninth paragraph, the Registrant states that during late March and in April 1998 it provided additional documentation and information to us regarding the transactions at issue. We disagree with any implication in this statement that during this time period the Registrant had provided C&L with all of the documentation and information that C&L had requested. Starting in January 1998 and continuing until April 24, 1998, when C&L resigned, there were at all times outstanding documentation and information requests that C&L had made to the Registrant that the Registrant had failed to satisfy. During the week of the March 27, 1998 press release described in the Registrant's eighth paragraph, the Registrant's management had engaged another accounting firm, TenEyck Associates, Inc. ("TenEyck"), to review certain accounting issues that C&L had raised to date for which the Registrant's management disagreed with C&L. Only after consulting with TenEyck (and after receiving the March 25, 1998 letter from the government customer referenced in the Registrant's eighteenth paragraph) did the Registrant's management finally appear to acknowledge that it would have to record adjustments to its previously announced financial results. Moreover, in many cases the additional documentation and information the Registrant provided C&L during this time period in response to C&L's requests only led C&L to make additional requests for more documentation and information from the Registrant because of the incomplete and questionable explanations that the Registrant provided to C&L.

    6. In its tenth paragraph, the Registrant states that on April 3, 1998, its Board of Directors authorized the Audit Committee to engage another major accounting firm to conduct a review, under SAS No. 50, of the accounting principles C&L had proposed for the transactions in question because the Board believed that C&L had a potential conflict of interest in reviewing its prior work. We disagree with certain aspects of this statement and the implications of the statement. The Registrant did not engage the other major accounting firm, which was KPMG Peat Marwick ("KPMG"), to review C&L's prior work; rather, KPMG was engaged to review C&L's accounting conclusions with which C&L understood the Registrant's management disagreed. Further, we disagree with the Registrant's statement that C&L had any potential conflict of interest in reviewing its prior work. Since C&L's 1997 audit of the Registrant was in progress and had not been completed, it was necessary and appropriate under normal audit procedures for C&L to review its prior work to date, in conjunction with its continuing examination of the Registrant's financial records, particularly in light of the new information of which C&L had become aware as a result of its ongoing inquiries and the anonymous letters. Moreover, until the Registrant had so stated in its May 4, 1998 Form 8-K, neither the Board, the Audit Committee nor KPMG had ever advised C&L of any belief that C&L had a conflict of interest in reviewing its prior work to date in order to try to complete its audit. We would also note that KPMG was the second accounting firm the Registrant had engaged in a period of a few weeks to try to obtain an accounting opinion different from what C&L had advised. It is C&L's understanding that both of the other accounting firms that the Registrant consulted with during this period--TenEyck and KPMG--agreed with C&L's opinions on the accounting principles at issue. In its tenth paragraph, the Registrant further states that the Audit Committee retained independent counsel to conduct an investigation and advise the Audit Committee in connection with certain matters, concurring with C&L's advice that it must do so. We believe this statement by the Registrant requires further elaboration to be fully accurate. On April 2, 1998, the day preceding the April 3 Board meeting that the Registrant also discusses in this paragraph, the C&L audit partner and two C&L National Office partners held a meeting with the Registrant's Audit Committee (which is made up of three outside Directors of the Registrant). C&L had initiated this meeting with the Audit Committee and had specifically requested that the Audit Committee not permit the Registrant's management and counsel to attend the meeting. C&L advised the Audit Committee at this private April 2 meeting that C&L had identified possible fraud by the Registrant, and that the fraud possibly had been committed by, or at the direction of, the Registrant's most senior management. C&L explained to the Audit Committee during the meeting details of the primary circumstances and events that had led C&L to reach this conclusion of possible fraud, including the fact, among others, that in late March 1998 C&L's investigations had led it to a non-anonymous and apparently credible source who expressly told C&L that the Registrant's management had intentionally manipulated sales revenues. During the April 2 meeting, C&L told the Audit Committee that, because of the possibility of fraud and illegal acts,
(1) in C&L's opinion, the Audit Committee should retain special counsel who was independent of the Registrant and its management to conduct an investigation to determine whether fraud or other illegal acts in fact had occurred; and (2) if the Audit Committee did not do this, C&L would resign. In response, the Registrant's outside counsel made repeated attempts to convince C&L and the Audit Committee that the Audit Committee did not need to retain special counsel. On April 7, 1998, the same three C&L partners had a telephonic meeting with the Audit Committee in which C&L repeated its position that, if the Audit Committee did not retain special counsel to investigate the possible fraud, C&L would resign. With that, the Audit Committee then retained special counsel.

    7. In its eleventh paragraph, the Registrant states that on the morning of April 24, 1998, the Audit Committee's special counsel telephoned C&L's outside counsel and informed C&L's outside counsel that "the Company would agree with Coopers' proposed accounting treatment of the transactions in question" and requested that C&L proceed with completion of the audit. We disagree with the quoted portion of this statement. Until late in the day on April 24, 1998, no one had suggested to C&L or its outside counsel that the Registrant (as opposed to KPMG) had now decided to agree with C&L's proposed accounting treatment of the transactions in question that KPMG was reviewing under SAS No. 50. Moreover, based on what the Registrant itself states in later paragraphs of the Form 8-K, specifically its fifteenth, sixteenth and nineteenth paragraphs, concerning reportable "disagreements" with C&L, the Registrant still is continuing to evaluate whether it agrees with C&L's proposed accounting treatment for some of the transactions involved in KPMG's review under SAS No. 50. Furthermore, C&L had made its decision to resign on the evening of the prior day, April 23. Early the morning of April 24, at approximately 8:30 a.m. (or approximately one hour before the Audit Committee's special counsel spoke with C&L's outside counsel), C&L telephoned the Audit Committee Chairman and requested that a conference call be set up as soon as possible that morning between C&L and the Audit Committee. C&L's purpose in requesting this conference call was to inform the Audit Committee of C&L's resignation decision. Because of C&L's resignation decision, C&L also decided to postpone for the time being the appointment that happened to be that day for the Audit Committee's special counsel to review the working papers and to continue its debriefing of C&L's audit partner pursuant to C&L's volunteered and ongoing efforts to assist the special counsel in the investigation that C&L had requested into the Registrant's possible fraud. Notably, due to a number of factors, C&L's ecision to resign would not have been altered even if C&L had been able to learn on the evening of April 23 or the morning of April 24 that the Registrant now agreed with C&L's proposed accounting treatment of the transactions in question. C&L had assumed for some time that the Registrant's management would ultimately face the reality that it had to agree with C&L's proposed accounting adjustments. C&L had already decided a month earlier--during the week of March 23, 1998--that, if the Registrant's management refused to agree to the accounting adjustments C&L believed were necessary, C&L would take exception to or render an adverse opinion on the Registrant's financial statements for 1997. Accordingly, the exercise the Registrant's management was going through to obtain yet a third opinion on the proper accounting treatment was not important to C&L. C&L knew at the time of its decision to resign that KPMG appeared to be in agreement with C&L on the issues involved in the SAS No. 50 review. C&L also had understood for approximately a month that the other accounting firm the Registrant's management had engaged, TenEyck, appeared to be in agreement with C&L on the issues. The factors, among others, that did lead to C&L's decision to resign included the following: (a) the unresolved issues relating to C&L's concerns about the integrity of the Registrant's management and possible fraud, which concerns arose while C&L was attempting to do its audit for year-end 1997; (b) the repeated attempts by the Registrant, Audit Committee and their counsel to pressure C&L to complete its audit prior to May 7, 1998, when the Registrant had been ordered to appear at a NASDAQ delisting hearing due to the Registrant's late Form 10-K; (c) the concerns C&L had that, prior to the Registrant's desired May 7, 1998 audit deadline, the Audit Committee's special counsel was not likely to have sufficient time and opportunity to conduct the thorough and comprehensive investigation that C&L had envisioned when it had requested the Audit Committee to retain special counsel to investigate the possible fraud and illegal acts, much less permit C&L sufficient time and opportunity before the May 7, 1998 delisting hearing to review the special counsel's findings and conclusions and to determine if C&L agreed with them; (d) the numerous examples of the Registrant's management presenting information to C&L that C&L later learned constituted distortions of the truth and half-truths, while the Registrant's management continued to resist making the necessary corrections to the financial results it had reported for 1997; and (e) the increasingly apparent indications C&L would need to extend its audit procedures far beyond normal audit procedures, and also beyond the audit for calendar year 1997 to include calendar years 1995 and 1996, due to C&L's concerns about the integrity of the Registrant's management at all levels and possible fraud.

    8. In its twelfth paragraph, the Registrant states it is setting forth the "disagreements" between C&L and the Registrant that are reportable under Rule 304 (actually, Item 304 of SEC Regulation S-K) that C&L and members of the Audit Committee discussed at various times in late March or in April 1998. We disagree with any implication of this statement that, as the Registrant claimed in its sixth paragraph, C&L had not given any indication to the Registrant regarding any disagreements at an earlier time. We accordingly refer here to our response above to the Registrant's sixth paragraph.

    9. In its thirteenth paragraph, the Registrant discusses the reportable disagreement it had with C&L concerning application of the percentage-of-completion accounting method to the systems contracts of the Registrant's E.J. Johnson subsidiary. We disagree with the implications of the Registrant's discussion in this paragraph that E.F. Johnson's consistent practice, prior to its July 31, 1997 acquisition by the Registrant, was to include major purchased components in the percentage-of-completion calculation when such components had not yet begun to be installed into the system. This was not E.F. Johnson's prior practice before its acquisition by the Registrant. Further, the costs the Registrant had included in its percentage-of-completion calculation for this contract had not, in C&L's opinion, even been incurred during 1997. In December 1997, the Registrant had ordered the components at issue from several vendors, with the request that each vendor issue the Registrant a "pro forma invoice" by December 31, 1997, in an apparent attempt by the Registrant to demonstrate that it had incurred the costs in 1997. Each of these pro forma invoices in fact was dated December 30 or 31, 1997. However, the components were not delivered to the Registrant by December 31, 1997. In fact, the components were not even scheduled for delivery until April 1998 at the earliest. Moreover, C&L believes it unlikely that the vendors had even manufactured the component parts by December 31, 1997. Even if such components actually had been manufactured in only two or three weeks during late December, then C&L believes that they should not be included in a cost-to-cost calculation of the percentage of completion because they would not be special purpose component parts. Rather, they would be "off-the-shelf" components that should not be included in a percentage-of-completion calculation, which is intended to measure the revenue earned by the Registrant's substantive efforts toward completion. Further, we also disagree with the Registrant's implication in its thirteenth paragraph that it was not until late March 1998 that C&L first informed the Registrant of C&L's position in this regard. To the contrary, C&L informed the Registrant in early January 1998 and again prior to the February 6, 1998 press release that inclusion of significant uninstalled materials in the percentage-of-completion calculation for E.F. Johnson's system contracts was not appropriate.

    10. In its fourteenth paragraph, the Registrant discusses the reportable disagreement it had with C&L concerning revenue the Registrant had recorded in the fourth quarter of 1997 under a license contract containing a cancellation right. The Registrant states that C&L's "current" position is that, because the customer had a cancellation right and the payment terms extend beyond one year, revenue should be recognized on an installment basis. The Registrant also states that it amended the contract to eliminate the cancellation right before issuing its 1997 financial results. We disagree with the implications of these statements. C&L at no time agreed with the Registrant's position that the revenue from this license agreement could be recorded in 1997 if the contract subsequently was amended to eliminate the customer's cancellation right. The Registrant had recorded the revenue for this contract on the last day of the year, December 31, 1997. The terms of the original contract gave the customer the right until February 15, 1998 to cancel the contract; the contract additionally set forth a payment schedule over a three-year period for the customer to pay the Registrant, with the customer's first payment not due until February 15, 1998, when the cancellation right expired. The Registrant, in January 1998, in an attempt to have the contract revenue apply to its 1997 revenues, contacted the customer and, on January 30, 1998--only two weeks before the customer's cancellation right was to expire anyway under the original terms of the contract--the Registrant and the customer agreed to amend the contract to delete the customer's cancellation right. C&L received a copy of the amended contract in mid-March 1998 and concluded, based on all of these facts, that the Registrant was not entitled to recognize any revenue from this contract in 1997 and, further, that when the Registrant could properly recognize revenue from this contract beginning in 1998, it must be recognized on an installment basis.

    11. In its sixteenth paragraph, the Registrant discusses the reportable disagreement it had with C&L of whether the opening balance sheet after the Registrant's acquisition of E.F. Johnson Company should have been adjusted to reduce a $500,000 bad debt reserve established by E.F. Johnson and left on the books, although the receivable was collected in the first quarter of 1998. The Registrant does not mention that if goodwill and the bad debt reserve of E.F. Johnson are reduced by $500,000, as C&L believes would be appropriate, it is C&L's further opinion that the Registrant's consolidated bad debt reserve potentially could be understated by an amount substantially in excess of $500,000. Further, C&L disagrees with the Registrant's implication that C&L, after reaching a final audit opinion on this issue, had later changed its position. Retroactive adjustments to acquisition date balance sheets are not ordinarily made as a result of changes in circumstances that occur subsequent to the acquisition date. Occasionally, as was the case for the Registrant, however, facts are discovered subsequent to the acquisition that indicate the circumstances were different on the acquisition date than originally believed. In the course of C&L's audit for 1997, C&L learned additional information that indicated the retroactive adjustment in question was necessary as it was not due to a change of circumstances after the acquisition.

    12. In its seventeenth paragraph, the Registrant discusses its reportable disagreement with C&L concerning recognition of revenue on certain government agency sales. We disagree with implications of certain aspects of this paragraph. The Registrant states that the government agency customer at issue, in the usual course of business, would subsequently reduce the transaction to a formal written agreement. However, the events described in the Registrant's eighteenth paragraph demonstrate why the Registrant's assertions that recording revenue on shipments prior to receipt of a contract is not an appropriate accounting policy. The Registrant also states that C&L has now advised the Registrant that these revenues should not have been recorded until a formal written agreement was received. However, the Registrant fails to point out that it had never informed C&L until late April 1998 that, in May 1997, the government agency customer at issue had notified the Registrant by letter that the agency's contact person with whom the Registrant was dealing was not authorized to contractually commit the government agency. In late
April 1998, the Registrant received a letter from the government agency that enclosed a copy of this May 1997 letter. The Registrant's management had informed and assured C&L on numerous occasions prior to late April 1998 that the Registrant's recording of revenue on shipments before receipt of a contract was appropriate for transactions with this government agency due to the unique circumstances involved, including the agency's need for quick shipments for national security reasons. Had C&L known about the government's May 1997 letter to the Registrant, C&L never would have initially accepted management's practice of recording revenues before receipt of a formal written contract for these transactions.

    13. In its eighteenth paragraph, the Registrant discusses its reportable disagreement with C&L concerning the specific transactions with the government agency customer referenced in the preceding paragraph. We disagree with certain aspects of the Registrant's statements in this paragraph and with implications of the Registrant's statements. The Registrant states that on March 25, 1998 this government agency customer advised the Registrant that the agency's employee with whom the Registrant had been dealing was not authorized to contractually bind the government, thereby implying that the Registrant first learned this on March 25, 1998. However, this is not true. As noted above, the government agency had sent a letter in May 1997 to the Registrant advising that this agency employee was not authorized to contractually commit the government agency. Further, the Registrant also had been orally informed of this in a meeting with the government agency in mid-March 1998. In its eighteenth paragraph, the Registrant also fails to mention that, when it had recognized the revenue from these transactions in the second and third quarters of 1997, it had shipped the products at issue for this government agency to a public warehouse. C&L subsequently learned in late February 1998 or in March 1998 that these products remained in the public warehouse and, to the best of C&L's knowledge as of the date it resigned, continue to remain there. The Registrant further fails to mention that it had not manufactured many of the products in question, but rather that another company had supplied a significant majority of the products and was paid by the Registrant because the other company had refused to ship products to the government agency without a binding contract.

    14. In its nineteenth paragraph, the Registrant refers to its reportable disagreement with C&L concerning the registrant's recognition of revenue on shipments to certain international dealers and distributors. We take issue with several aspects of this paragraph. The Registrant states that in mid-March 1998 C&L "reevaluated" these sales that the Registrant made during 1997, implying that C&L had previously audited these sales. As C&L's response above to the Registrant's fifth paragraph points out, there is a significant difference under AICPA standards between an accountant's quarterly review procedures and its audit procedures at year-end. For example, the quarterly reviews would not rdinarily include examination of the customer credit files. The Registrant does not mention in this paragraph that it had failed to perform ordinary credit review procedures prior to its agreement to advance substantial amounts of credit to these dealers and distributors, as C&L learned in conducting its audit procedures for year-end 1997. The Registrant also fails to note that C&L's position, with which the Registrant disagreed, is that certain of these shipments by the Registrant to public freight forwarders are in substance consigned inventory, rather than sales, because the shipments are not in any distribution channel and, in at least one instance, the product was shipped back to the Registrant after year-end 1997.

    15. In its twentieth paragraph, the Registrant discusses its reportable disagreement with C&L regarding shipments to customers who had the explicit right to exchange the products shipped for other products. The Registrant states that it believes C&L did not disclose this issue to the Registrant until after C&L resigned. We disagree with this statement. In early April 1998, some weeks before C&L resigned on April 24, 1998, C&L specifically informed the Registrant's management and its Audit Committee about this issue after C&L had reviewed one of the Registrant's customer files that disclosed the customer's express right to exchange the products the Registrant was shipping for other products. In mid-April 1998, C&L repeated this information to the Audit Committee's special counsel and an Audit Committee member in conjunction with C&L's efforts to assist the special counsel's investigation of the possible fraud.

    16. In its twenty-second paragraph, the Registrant discloses the reportable event that C&L had informed the Registrant that the Registrant's internal controls for recording of sales revenue were deficient. C&L would add that it discussed the Registrant's lack of internal controls for revenue recognition with the Registrant's Audit Committee in March 1998.

    17. In its twenty-third paragraph, the Registrant discusses the reportable event relating to C&L's disclosure to the Audit Committee that C&L had identified possible fraud and illegal acts at the Registrant, which possibly involved the Registrant's management. C&L's discussion in more detail of this issue is set forth above in response to the Registrant's tenth paragraph and should be referenced. C&L would also clarify in response to the Registrant's statements in its twenty-third paragraph that, as of April 2, 1998, when C&L reported the possible fraud and illegal acts to the Audit Committee, C&L also indicated to the Audit Committee on that date that C&L felt it could no longer rely on representations of the Registrant's management under the circumstances existing at that time.

    18. In its twenty-fourth paragraph, the Registrant discusses C&L's need to expand the scope of its audit, which the Registrant states C&L indicated only at the time of its resignation on April 24, 1998. However, C&L had informed the Audit Committee at meetings in late March and early April 1998 that C&L's audit scope would have to be significantly expanded.

    19. In its twenty-fifth paragraph, the Registrant discloses that C&L had identified issues that may result in significant changes to the Registrant's financial statements of one or more years and quarters that C&L "believes" were unresolved as the result of its resignation prior to completion of the expanded audit scope. However, for clarification, C&L would state that these issues in fact existed and were unresolved at the time of C&L's resignation.

    20. In its twenty-seventh paragraph, the Registrant describes one of the specific unresolved issues C&L had dentified as being issues regarding the appropriateness of the Registrant's recording of revenues in 1996 and 1997 for transactions where the Registrant "may" have shipped goods to itself, to public warehouses, to family members and to employees. However, at the time of its resignation, C&L did not believe it was merely "possible" that in 1997 the Registrant had made shipments to itself, to public warehouses and to employees' family members. C&L learned when conducting its audit procedures for 1997 that the Registrant in fact had made some shipments of this nature during 1997. C&L had not resolved at the time of its resignation whether the Registrant had improperly recorded revenues in 1997 for such transactions.

    21. In its twenty-ninth paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding the appropriateness of recording revenues in 1996 and 1997 for sales of newly developed products for which engineering development may not have been complete. C&L would more fully describe these issues as regarding the appropriateness of the Registrant's recording of revenues in 1996 and 1997 for sales of newly developed products for which, given the large volume of defects found and merchandise returned by customers, engineering development may not have been complete at the time the Registrant began marketing the products.

    22. In its thirtieth paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding reserving for sales returns and allowances. C&L would more fully describe these issues as regarding the adequacy of the Registrant's reserves for inventory returns and allowances given the large volume of merchandise returned by customers due to product defects and other return arrangements.

    23. In its thirty-first paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding the possible need for a valuation allowance with respect to the

Registrant's consolidated deferred tax asset balance. C&L would more fully describe these issues as regarding the possible need for a valuation allowance with respect to the Registrant's consolidated deferred tax asset balance given the history of losses experienced both by Transcrypt and by E.F. Johnson.

    24. The Registrant's thirty-third paragraph discusses a reportable event regarding reversal of $240,000 for engineering services revenue that the Registrant recorded in November 1996 under a contract dated December 31, 1996. These services were for the same government agency discussed in the Registrant's eighteenth paragraph. In the Registrant's thirty-second paragraph, the Registrant states that C&L had disclosed the need to make this adjustment in conjunction with C&L's resignation on April 24, 1998. However, the Registrant does not note that, at C&L's request, the Registrant had provided C&L in late March 1998 with a list of all revenues the Registrant had recorded for this government agency in 1996. This list reflected the November 1996 billing and the December 31, 1996 contract date, but the list did not indicate when the Registrant had provided the services in question to the government agency. Only on April 22, 1998, after C&L had repeatedly requested the Registrant to supply this information, did the Registrant finally provide C&L with the information that allowed C&L to determine that the Registrant had performed all or most of the services in 1997. Further, the Registrant states in this thirty-third paragraph that these services "may not" have been completed until 1997. We disagree with this statement. As noted, all or most of these services were performed in 1997. Finally, the Registrant states in this paragraph that this accounting change "could" negatively impact the Registrant's 1996 annual and fourth quarter consolidated operating results. However, it is C&L's position that this change is required and that it will negatively impact 1996 results.

                                        Very truly yours,

                                        /s/ COOPERS & LYBRAND L.L.P.
                                        ----------------------------------------
                                        COOPERS & LYBRAND L.L.P.

PROXY
                         TRANSCRYPT INTERNATIONAL, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

    Thomas R. Thomsen and Thomas C. Smith, and each of them, with full power of substitution, are hereby appointed proxy to vote all the stock of Transcrypt International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders on May 18, 2000, and at any adjournments thereof, to be held at the Cornhusker Hotel located at 333 South 13th Street, Lincoln, Nebraska 68508.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" THE APPROVAL OF THE AMENDMENT TO 1996 STOCK INCENTIVE PLAN, "FOR" THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL ONE. ELECTION OF DIRECTORS

/ /  FOR all Nominees listed below (except as indicated to the  / /  WITHHOLD AUTHORITY to vote for all Nominees listed below contrary below)

                     Edward H. Bersoff and Winston J. Wade

INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

--------------------------------------------------------------------------------

PROPOSAL TWO. APPROVE AMENDMENT TO 1996 STOCK INCENTIVE PLAN

            / /  FOR            / /  AGAINST            / /  ABSTAIN

PROPOSAL THREE. RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting. THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES, FOR APPROVAL OF THE AMENDMENT TO 1996 STOCK INCENTIVE PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

    Please sign exactly as name appears hereon.

                                              __________________________________

                                              __________________________________

                                              Dated ______________________, 2000

                                              When shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, as executor,
                                              administrator, trustee or
                                              guardian, please indicate as such.
                                              If a corporation, please sign in
                                              full corporate name by an
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

             I (WE) DO / / DO NOT / / EXPECT TO ATTEND THE MEETING.

        PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.